                                                                      EXHIBIT 10












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                            STOCK PURCHASE AGREEMENT

                                  by and among

                      MPW INDUSTRIAL SERVICES GROUP, INC.,

                         MPW MANAGEMENT SERVICES CORP.,

                       CLARCOR FILTRATION PRODUCTS, INC.,

                                       AND

                                  CLARCOR INC.



                               Dated: May 10, 2001


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


                                TABLE OF CONTENTS
                                                                            PAGE


1.       DEFINITIONS.............................................................................................1

2.       SALE AND TRANSFER OF SHARES; CLOSING...................................................................10

         2.1      SHARES........................................................................................10

         2.2      PURCHASE PRICE................................................................................10

         2.3      CLOSING.......................................................................................10

         2.4      CLOSING OBLIGATIONS...........................................................................10

         2.5      ADJUSTMENT TO PURCHASE PRICE..................................................................11

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................................13

         3.1      ORGANIZATION AND GOOD STANDING................................................................13

         3.2      AUTHORITY; NO CONFLICT........................................................................14

         3.3      CAPITALIZATION................................................................................14

         3.4      FINANCIAL STATEMENTS..........................................................................15

         3.5      NO UNDISCLOSED LIABILITIES....................................................................15

         3.6      AVAILABILITY OF ASSETS........................................................................16

         3.7      LEASED PROPERTY...............................................................................16

         3.8      REAL PROPERTY.................................................................................16

         3.9      TENANCIES.....................................................................................16

         3.10     TITLE TO PROPERTIES; ENCUMBRANCES.............................................................16

         3.11     ACCOUNTS RECEIVABLE...........................................................................17

         3.12     INVENTORY.....................................................................................17

         3.13     TAXES.........................................................................................18

         3.14     NO MATERIAL ADVERSE CHANGE....................................................................19

         3.15     EMPLOYEE BENEFITS.............................................................................19

         3.16     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS...............................22

         3.17     LEGAL PROCEEDINGS; ORDERS.....................................................................23

         3.18     ABSENCE OF CERTAIN CHANGES AND EVENTS.........................................................24

         3.19     CONTRACTS.....................................................................................26

         3.20     INSURANCE.....................................................................................27

         3.21     ENVIRONMENTAL MATTERS.........................................................................28

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE


         3.22     LABOR RELATIONS...............................................................................30

         3.23     INTELLECTUAL PROPERTY.........................................................................30

         3.24     CERTAIN PAYMENTS..............................................................................32

         3.25     RELATIONSHIPS WITH RELATED PERSONS............................................................32

         3.26     ABSENCE OF FUNDED DEBT........................................................................32

         3.27     CUSTOMERS & SUPPLIERS.........................................................................33

         3.28     BANK ACCOUNTS.................................................................................33

         3.29     BROKERS OR FINDERS............................................................................33

         3.30     ACCURACY OF DOCUMENTS AND INFORMATION FURNISHED...............................................33

4.       REPRESENTATIONS AND WARRANTIES OF BUYER................................................................33

         4.1      ORGANIZATION AND GOOD STANDING................................................................34

         4.2      AUTHORITY; NO CONFLICT........................................................................34

         4.3      INVESTMENT INTENT.............................................................................34

         4.4      CERTAIN PROCEEDINGS...........................................................................34

         4.5      BROKERS OR FINDERS............................................................................34

         4.6      FUNDS FOR THE PURCHASE........................................................................35

5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE.............................................................35

         5.1      ACCESS AND INVESTIGATION......................................................................35

         5.2      OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES.........................................35

         5.3      NEGATIVE COVENANT.............................................................................36

         5.4      REQUIRED APPROVALS............................................................................36

         5.5      NOTIFICATION..................................................................................36

         5.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS....................................................36

         5.7      NO NEGOTIATION................................................................................36

         5.8      ACCOUNTS RECEIVABLE...........................................................................37

         5.9      REAL ESTATE MATTERS...........................................................................37

         5.10     BEST EFFORTS..................................................................................37

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE...............................................................37

         6.1      REQUIRED APPROVALS............................................................................37

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE



         6.2      BEST EFFORTS..................................................................................37

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE....................................................38

         7.1      ACCURACY OF REPRESENTATIONS...................................................................38

         7.2      SELLERS' PERFORMANCE..........................................................................38

         7.3      CONSENTS......................................................................................38

         7.4      NO INJUNCTION.................................................................................38

         7.5      OTHER CONDITIONS..............................................................................38

8.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE...................................................39

         8.1      ACCURACY OF REPRESENTATIONS...................................................................39

         8.2      BUYER'S PERFORMANCE...........................................................................39

         8.3      CONSENTS......................................................................................39

         8.4      NO INJUNCTION.................................................................................39

9.       TERMINATION............................................................................................39

         9.1      TERMINATION EVENTS............................................................................39

         9.2      EFFECT OF TERMINATION.........................................................................40

10.      INDEMNIFICATION; REMEDIES..............................................................................40

         10.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................................................40

         10.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS.............................................40

         10.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER...............................................41

         10.4     TIME LIMITATIONS..............................................................................41

         10.5     LIMITATIONS ON AMOUNT--SELLERS................................................................42

         10.6     ENVIRONMENTAL INDEMNIFICATION.................................................................42

         10.7     INDEMNIFICATION - SPECIAL MATTERS.............................................................43

         10.8     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.............................................43

         10.9     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS...................................................44

         10.10    CERTAIN LIMITATIONS ON REPRESENTATIONS, WARRANTIES AND THE RIGHTS OF THE PARTIES..............45

11.      ADDITIONAL AGREEMENTS..................................................................................46

         11.1     TAX MATTERS...................................................................................46

         11.2     NON-COMPETITION BY SELLERS....................................................................50

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE



         11.3     NON-COMPETITION BY BUYER......................................................................51

         11.4     AUTOMATIC MODIFICATION........................................................................51

         11.5     ASSUMPTION OF VEHICLE LEASES..................................................................52

         11.6     LICENSE.......................................................................................52

         11.7     CONTINUING RELATIONSHIP.......................................................................52

         11.8     FILTRATION PRODUCTS...........................................................................53

         11.9     EMPLOYEE BENEFITS.............................................................................53

12.      GENERAL PROVISIONS.....................................................................................54

         12.1     EXPENSES......................................................................................54

         12.2     PUBLIC ANNOUNCEMENTS..........................................................................54

         12.3     CONFIDENTIALITY...............................................................................54

         12.4     NOTICES.......................................................................................54

         12.5     JURISDICTION; SERVICE OF PROCESS..............................................................55

         12.6     FURTHER ASSURANCES............................................................................55

         12.7     WAIVER........................................................................................55

         12.8     ENTIRE AGREEMENT AND MODIFICATION.............................................................56

         12.9     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS............................................56

         12.10    SEVERABILITY..................................................................................56

         12.11    SECTION HEADINGS, CONSTRUCTION................................................................56

         12.12    TIME OF ESSENCE...............................................................................57

         12.13    GOVERNING LAW.................................................................................57

         12.14    COUNTERPARTS..................................................................................57

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                               TABLE OF SCHEDULES

Schedule 2.5(a)(i)      GAAP Exceptions
Schedule 2.5(a)(ii)     Target Net Worth
Schedule 3.1(a)         Acquired Companies
Schedule 3.2(b)         Conflicts and Violations Created by Stock Purchase
                        Agreement
Schedule 3.2(c)         Notices and Consents Required by Acquired Companies
Schedule 3.3(b)         Stockholder, Voting Trust and Similar Agreements
Schedule 3.5            Undisclosed Liabilities
Schedule 3.6            Asset Exceptions/Sellers' Services
Schedule 3.7(a)         Real Property Leases
Schedule 3.7(b)         Personal Property Leases
Schedule 3.8            Owned Real Property
Schedule 3.9            Continuing Real Property Leases
Schedule 3.10(a)        Capitalized Leases
Schedule 3.10(b)        Permitted Encumbrances
Schedule 3.13           Taxes
Schedule 3.15(a)        Employee Pension Benefit Plans
Schedule 3.15(b)        Non-ERISA Commitments
Schedule 3.15(c)        Payments Under Multiemployer Plans
Schedule 3.15(e)        Administration of ERISA Benefit Plans and Multiemployer
                        Plans
Schedule 3.15(f)        Withdrawal Liabilities Under Multiemployer Plans
Schedule 3.16(a)        Compliance with Law
Schedule 3.16(b)        Governmental Authorizations
Schedule 3.16(c)        Compliance with Governmental Authorizations
Schedule 3.17(a)        Legal Proceedings
Schedule 3.17(b)        Orders
Schedule 3.17(c)        Compliance with Orders
Schedule 3.18           Certain Changes and Events Since the Date of the Balance
                        Sheet
Schedule 3.19(b)        Contracts
Schedule 3.19(d)        Contract Exceptions
Schedule 3.20(b)        Insurance
Schedule 3.20(c)        Insurance Claims
Schedule 3.21           Environmental Matters
Schedule 3.23(d)        Claims of Infringement
Schedule 3.23(e)        Software
Schedule 3.24           Certain Payments
Schedule 3.27           Customers and Suppliers
Schedule 3.28           Bank Accounts
Schedule 4.2(b)         Buyer's Conflicts and Violations Created by Stock
                        Purchase Agreement
Schedule 4.2(c)         Buyer's Notices and Consents
Schedule 11.5           Vehicle Leases

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

                                TABLE OF EXHIBITS


Exhibit A         Nashville Lease
Exhibit B         Rochester Hills License
Exhibit C         Form of Seller's Legal Opinion
Exhibit D         Form of Estoppel Certificate





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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("AGREEMENT") is made as of May 10, 2001, by and among CLARCOR Filtration Products Inc., a Delaware corporation ("BUYER SUB"); CLARCOR Inc., a Delaware corporation and the ultimate corporate parent of Buyer Sub ("PARENT", and together with Buyer Sub, "BUYER"); MPW Industrial Services Group, Inc., an Ohio corporation ("GROUP"); and MPW Management Services Corp., an Ohio corporation and an indirect, wholly-owned subsidiary of Group ("MPW MANAGEMENT SERVICES," and together with Group, "SELLERS").

                                    RECITALS

         A. MPW Management Services owns all of the issued and outstanding shares (the "SHARES") of capital stock of MPW Filtration Management Services Corp., an Ohio corporation (the "COMPANY").

         B. MPW Management Services desire to sell, and Buyer Sub desires to purchase, all of the Shares for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACCOUNTS RECEIVABLE" --as defined in Section 3.11.

         "ACQUIRED COMPANIES"--the Company and its Subsidiaries, collectively.

         "ACTUAL CLOSING DATE NET WORTH"--as defined in Section 2.5(c).

         "ADJUSTMENT STATEMENT"--as defined in Section 2.5(a).

         "AFFILIATE"--means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the first Person, and any successors or assigns of such Person; and as used in this definition, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise; provided, that the officers, directors, trustees and individuals in similar capacities with respect to any Person shall not be deemed "Affiliates" of that Person.

         "APPLICABLE CONTRACT"--any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

         "AUDITOR"--as defined in Section 2.5(b).

         "BALANCE SHEET"--as defined in Section 3.4.

         "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the Contemplated Transactions.

         "BREACH"--a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, in each case in a material respect, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision, in each case in a material respect, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

         "BUSINESS" --the business, as the case may be, of providing General Industrial Cleaning Services or Filtration Products/Filtration Services.

         "BUYER"--as defined in the first paragraph of this Agreement.

         "BUYER GROUP"--collectively, Parent, Buyer Sub and their respective Affiliates.

         "BUYER GROUP MEMBERS"--as defined in Section 11.1(a)(i).

         "BUYER'S ADVISORS" --as defined in Section 5.1.

         "CERCLA" --means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

         "CHANGE-OUTS" --as defined in the definition of Filtration Products/Filtration Services.

         "CLOSING"--as defined in Section 2.3.

         "CLOSING DATE"--the date and time when the Closing actually occurs.

         "CLOSING DATE NET WORTH"--the consolidated net worth of the Acquired Companies at the Closing Date.

         "COMPANY"--as defined in the Recitals of this Agreement.

         "COMPETING BUSINESS"--as defined in Section 3.25.


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         "CONSENT"--any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

                  (a) the sale of the Shares by MPW Management Services to Buyer Sub;

                  (b) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

                  (c) Buyer Sub's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

         "CONTRACT"--any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DAMAGES"--as defined in Section 10.2.

         "ENCUMBRANCE"--any charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal or material restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

         "ENVIRONMENTAL LIABILITIES"--any cost, damages, expense, liability, obligation or other responsibility arising from or under Environmental Law and consisting of or relating to:

                  (a) any environmental matters or conditions (including on-site or off-site contamination, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial or inspection costs and expenses arising under Environmental Law;

                  (c) financial responsibility under Environmental Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions ("CLEANUP") required by applicable Environmental Law or required by any Governmental Body; or

                  (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law.

The terms "removal," "remedial" and "response action" mean the types of activities covered by CERCLA.


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         "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ESTIMATED CLOSING DATE NET WORTH"--as defined in Section 2.5(a).

         "ESTIMATED PURCHASE PRICE"--as defined in Section 2.5(a).

         "EXCEPTED SERVICES"--(a) the removal of used filtration products and equipment from customers' industrial facilities, (b) the cleaning of such filtration products and equipment, and (c) the installation of new replacement filtration products and equipment in such facilities.

         "EXCLUDED TAXES"--as defined in Section 11.1(a)(i).

         "FACILITIES"--any real property, leaseholds or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures or equipment (including motor vehicles and rolling stock) currently or formerly owned or operated by any Acquired Company.


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         "FILTRATION PRODUCTS/FILTRATION SERVICES" --generally the businesses conducted by the Acquired Companies on the date of this Agreement and shall include, without limitation, (a) the manufacture or sale to customers of filtration products and equipment, (b) the removal of used filtration products and equipment from customers' industrial facilities, (c) the cleaning of such filtration products and equipment, (d) the installation of new replacement filtration products and equipment in such facilities ("CHANGE-OUTS") and (e) providing and laundering wipes and robot covers and preparing and providing maintenance kits.

         "FUNDED DEBT"--debt for borrowed money, including, without limitation, intercompany debt, intercompany balances and bank overdrafts.

         "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

         "GENERAL INDUSTRIAL CLEANING SERVICES" --generally the industrial cleaning services provided by the Sellers and their Affiliates on the date of this Agreement and shall include, without limitation, the provision of labor and materials for the periodic cleaning of customer paint systems, powertrain systems and stamping systems.

         "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY"--any:

                  (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "GROUP"--as defined in the first paragraph of this Agreement.

         "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

         "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "INDEMNIFIED PERSONS"--as defined in Section 10.2.

         "INTELLECTUAL PROPERTY ASSETS"--as defined in Section 3.23.

         "INTERIM BALANCE SHEET"--as defined in Section 3.4.

         "IRC"--the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or, as a part of such individual's normal responsibilities, should have been aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge (as defined above) of such fact or other matter.

         "LEGAL REQUIREMENT"--any applicable statutes, laws, rules, regulations, orders, ordinances, codes and decrees of any Governmental Body.

         "LICENSE"--as defined in Section 11.6.

         "LICENSE AGREEMENT"--collectively, (a) the License Agreement by and between MPW Container Management Corp. of Michigan and ESI International, Inc. and (b) the License Agreement by and between MPW Container Management Corp. of Michigan and the Company.

         "MPW MANAGEMENT SERVICES"--as defined in the first paragraph of this Agreement.

         "NASHVILLE LEASE"--that certain Lease Agreement, dated as of the Closing Date, by and between MPW Industrial Services, Inc. and ESI International, Inc. substantially in the form of EXHIBIT A attached hereto, pursuant to which MPW Industrial Services, Inc. will lease from ESI International, Inc. approximately 5,000 square feet of commercial space located at 211 Depot Street, Goodlettsville, TN 37072 for a term of three years, rent-free for the first year of the term, and at a rental rate for the remainder of the term to be negotiated by the parties in good faith and based upon prevailing market rates.


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

         "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws or regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of organization or formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

         "OWNED REAL PROPERTY" --as defined in Section 3.8.

         "PERMITTED ENCUMBRANCES" --as defined in Section 3.10.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

         "PERSONAL PROPERTY LEASES" --as defined in Section 3.7(b).

         "PREVIOUS ACQUISITION CONTRACTS"--(a) the Merger and Purchase Agreement, dated as of October 1, 1997, among ESI International, Inc., ESI-North Limited, certain individuals, and Sellers; (b) the Purchase Agreement, dated as of August 18, 1998, by and between Amy Gauthier and Group; and (c) the Asset Purchase Agreement, dated as of April 23, 1996, among Weston

Engineering, Easton Engineering, Inc., Engineering Interests, Inc., Dean D. Weston and Weston Engineering, Inc.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PURCHASE PRICE"--as defined in Section 2.2.

         "RCRA"--the Resource Conservation and Recovery Act, 42 U.S.
C. Sections 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

         "REAL PROPERTY LEASES" --as defined in Section 3.7(a).

         "RELATED PERSON"--with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
         (b) or (c).

For purposes of this definition, (a) the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 50% of the outstanding equity securities or equity interests in a Person.

         "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

         "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

         "RETAINED EMPLOYEES"--as defined in Section 11.9.

         "ROCHESTER HILLS LICENSE"--that certain License Agreement, dated as of the Closing Date, by and between MPW Industrial Services, Inc. and the Company substantially in the form of EXHIBIT B attached hereto, pursuant to which the Company will license to MPW Industrial Services, Inc. the office currently occupied by Darryl Terpenning located at 2911 Research Drive, Rochester Hills, MI for a period of three years, rent-free for the first year of the term, and at a rental rate of $200 per month for the remainder of the term.

         "SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SELLERS"--as defined in the first paragraph of this Agreement.

         "SELLERS' COMPUTATIONS"--as defined in Section 2.5(b).

         "SHARES"--as defined in the Recitals of this Agreement.

         "STRADDLE PERIOD"--as defined in Section 11.1(a)(i).

         "SUBSIDIARY"--with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company, including, without limitation, the subsidiaries set forth on
SCHEDULE 3.1(a) to this Agreement.

         "TARGET NET WORTH"--as defined in Section 2.5(a).

         "TAX" OR "TAXES"--all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

         "TAX PACKAGE"--as defined in Section 11.1(b)(iii).

         "TAX RETURN"--any necessary return, report or similar statement required to be filed with respect to any Taxes (including any attached schedule), including without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         "TAX SHARING AGREEMENT"--any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment of Tax benefits with respect to a consolidated, combined or unitary Tax Return that includes the Acquired Companies.

         "THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "THREATENED"--a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made, orally or in writing, or any notice has been given that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

2.       SALE AND TRANSFER OF SHARES; CLOSING

         2.1      SHARES

         Subject to the terms and conditions of this Agreement, at the Closing, MPW Management Services will sell and transfer the Shares to Buyer Sub, and Buyer Sub will purchase the Shares from MPW Management Services.

         2.2      PURCHASE PRICE

         The purchase price (the "PURCHASE PRICE") for the Shares shall be equal to $31,050,000, subject to adjustment in accordance with Section 2.5 of this Agreement.

         2.3      CLOSING

         The purchase and sale (the "CLOSING") provided for in this Agreement will take place at the offices of the Seller's counsel, Jones, Day, Reavis & Pogue, in Columbus, Ohio, at 10:00 a.m. (local time) on June 4, 2001, or at such other time and place as the parties may agree. Subject to the provisions of
Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time set forth in this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.4      CLOSING OBLIGATIONS

         At the Closing:

(a)      Sellers will deliver to Buyer:

         (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) MPW Management Services for transfer to Buyer Sub;

         (ii) a certificate executed by the Chief Executive or Chief Financial Officer of each of Sellers to the effect that, except as otherwise stated in such certificate, each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

         (iii) an opinion of Jones, Day, Reavis & Pogue, substantially in the form of EXHIBIT C attached hereto;

         (iv) an employment agreement between the Company and Dean Weston;

         (v) fully executed counterparts to the Nashville Lease and, if the required Consents have been obtained, the Rochester Hills License;

         (vi) documentary evidence, in a form satisfactory to Buyer, that Sellers have obtained all consents and waivers of third-parties listed on SCHEDULES 3.2(c) to this Agreement; and

         (vii) the resignation of each director of the Acquired Companies.

(b)      Buyer will deliver to Sellers:

         (i) the Estimated Purchase Price by wire transfer of immediately available funds to an account or accounts specified by Group;

         (ii) a certificate executed by the Chief Executive or Chief Financial Officer of each of Parent and Buyer Sub to the effect that, except as otherwise stated in such certificate, each of Parent's and Buyer Sub's respective representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date;

         (iii) documentary evidence, in a form satisfactory to Sellers, that Buyer has obtained all consents and waivers of third-parties listed on SCHEDULE 4.2(c) to this Agreement; and

         (iv) fully executed counterparts to the Nashville Lease and, if the required Consents have been obtained, the Rochester Hills License.

2.5      ADJUSTMENT TO PURCHASE PRICE

         (a) Not more than five business days, but in no event less than two business days, before the Closing Date, Sellers shall in good faith prepare and deliver to Buyer a statement (the "ADJUSTMENT STATEMENT"), prepared in accordance with GAAP, except as set forth on SCHEDULE

2.5(a)(i) to this Agreement, and consistent with the calculation of the Target Net Worth (as defined below), setting forth an estimate of the Closing Date Net Worth. Sellers will make available to Buyer all records and work papers used in preparing Sellers' estimate of the Closing Date Net Worth. Buyer shall notify Sellers of any good faith disagreement with such calculation. If Buyer and Sellers cannot agree as to an estimate of the Closing Date Net Worth prior to the Closing Date, the estimate of the Closing Date Net Worth will be deemed to be equal to the average of Sellers' and Buyer's good faith determinations thereof. The Closing Date Net Worth as finally estimated pursuant to this
Section 2.5(a) is referred to herein as the "ESTIMATED CLOSING DATE NET WORTH." At the Closing, if the Estimated Closing Date Net Worth is less than $32,001,000 (the "TARGET NET WORTH," which is calculated as set forth on SCHEDULE 2.5(a)(ii) to this Agreement), then the Purchase Price will be decreased on a dollar for dollar basis by the amount of such deficiency, and if the Estimated Closing Date Net Worth is greater than the Target Net Worth, then the Purchase Price will be increased on a dollar for dollar basis by the amount of such excess. The Purchase Price as adjusted pursuant to this Section 2.5(a) is referred to herein as the "ESTIMATED PURCHASE PRICE."

         (b) As promptly as practicable, but in no event later than 60 days after the Closing Date, Sellers will conduct a review of the Acquired Companies and in good faith prepare and deliver to Buyer a statement prepared in accordance with GAAP, except as set forth on SCHEDULE 2.5(a)(i) to this Agreement, and consistent with the calculation of the Target Net Worth, setting forth Sellers' computation of the Closing Date Net Worth ("SELLERS' COMPUTATIONS") and make available to Buyer and its auditors all records and work papers used in preparing Sellers' Computations. Buyer and its auditor shall have 60 days after the delivery of Sellers' Computations to review and audit Sellers' determination of the Closing Date Net Worth, as reflected in Sellers' Computations. If Buyer, in good faith, disagrees with Sellers' determination of the Closing Date Net Worth, as reflected in Sellers' Computations, Buyer shall notify Sellers in writing of such disagreement (such notice setting forth the basis for such disagreement in reasonable detail) within such 60-day period. Sellers and Buyer thereafter shall negotiate in good faith to resolve any such disagreements. If there is an amount as to which Sellers and Buyer are able to agree, such amount shall be paid to the appropriate party pursuant to Section 2.5(d) below. If Sellers and Buyer are unable to resolve any disagreements about remaining amounts within 30 days after Buyer's delivery of its notice of disagreement to Sellers, Sellers and Buyer shall submit the dispute to Deloitte & Touche LLP (or its successors) (the "AUDITOR") for resolution.

         (c) Sellers and Buyer shall use their Best Efforts to cause the Auditor to resolve all disagreements over the Closing Date Net Worth, as soon as practicable, but in any event within 60 days after submission of the dispute to the Auditor. The resolution of such disagreements and the determination of the Closing Date Net Worth by the Auditor shall be final and binding on Sellers and Buyer. Buyer, on the one hand, and Sellers on the other, will share equally the fees, costs and expenses of the Auditor incurred in connection with Section 2.5(b) and this Section 2.5(c). The Closing Date Net Worth, as finally determined pursuant to Section 2.5(b) and this Section 2.5(c) is referred to herein as the "ACTUAL CLOSING DATE NET WORTH."

         (d) Within five days after the Actual Closing Date Net Worth is finally determined pursuant to Sections 2.5(b) and 2.5(c):

                  (i) in the event that Estimated Closing Date Net Worth is greater than Actual Closing Date Net Worth, Sellers shall pay to Buyer an amount in cash equal to Estimated Closing Date Net Worth minus the Actual Closing Date Net Worth; and

                  (ii) in the event that Actual Closing Date Net Worth is greater than Estimated Closing Date Net Worth, Buyer shall pay to Sellers an amount equal to the Actual Closing Date Net Worth minus the Estimated Closing Date Net Worth.

Any amount payable pursuant to this Section 2.5(d) shall include simple interest thereon at the prime rate published in the Wall Street Journal on the Closing Date, calculated on the basis of a 365-day year, from the Closing Date through the date of payment, and shall be payable by a cashier's or certified check, or by wire transfer of immediately available funds to the accounts designated by the payee.

         (e) Buyer will, and will cause each Acquired Company and its Representatives to, cooperate with, and assist Sellers in good faith in the preparation of Sellers' Computations and the Closing Date Net Worth, including, without limitation, making, or causing to be made, available to Sellers and their respective Representatives the personnel, books, records, working papers and other documents and data of each of the Acquired Companies and any and all other information as may be reasonably requested from time to time by Sellers or any of their Representatives.

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers, jointly and severally, represent and warrant to Buyer as follows:

         3.1      ORGANIZATION AND GOOD STANDING

         (a) SCHEDULE 3.1(a) to this Agreement sets forth a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation or organization, other jurisdictions in which it is authorized to do business and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is duly incorporated or organized, validly exists and, to the extent applicable, is in good standing under the laws of its jurisdiction of incorporation or organization, with full corporate or limited liability company power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except to the extent that any failure to be so qualified or in good standing does not have a material adverse effect upon the Acquired Companies taken as a whole.

         (b) Sellers have delivered or made available to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

         3.2      AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid and binding obligation of Sellers, enforceable against each of the Sellers in accordance with its terms. Sellers have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform their respective obligations under this Agreement.

         (b) Except as set forth on SCHEDULE 3.2(b) to this Agreement, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with or result in a violation of any provision of the Organizational Documents of Sellers or the Acquired Companies;

                  (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or either Seller, or any of the assets owned or used by any Acquired Company or either Seller, may be subject;

                  (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any Acquired Company or either Seller or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company or either Seller;

                  (iv) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract (in each case, a "CONFLICT") except to the extent that any such Conflict would not have a material adverse effect on the Acquired Companies taken as a whole; or

                  (v) result in the imposition or creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to any of the assets owned or used by any Acquired Company.

         (c) Except as set forth on SCHEDULE 3.2(c) to this Agreement, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except to the extent the failure to obtain any such Consent would not have a material adverse effect on the Acquired Companies taken as a whole.

         3.3      CAPITALIZATION

         (a) The authorized equity securities of the Company consist of 750 shares of common stock, without par value (the "COMMON STOCK"), of which 100 shares are issued and outstanding, all of which issued and outstanding shares of Common Stock collectively constitute the Shares. MPW Management Services is and will be on the Closing Date the record and direct beneficial owner and holder of all of the issued and outstanding Shares, and, at the Closing, the Shares will be free and clear of all Encumbrances. With the exception of the Shares (which are owned by MPW Management Services), all of the outstanding equity securities and other securities of each Acquired Company will be on the Closing Date owned of record and beneficially by one or more of the Acquired Companies, and, at the Closing, such equity securities will be free and clear of all Encumbrances.

         (b) Except as provided in this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock or other equity interest of the Acquired Companies, whether on conversion of other securities or otherwise. None of the issued and outstanding shares or equity interests of the Acquired Companies has been issued in violation of or is subject to any preemptive or subscription rights. Except as set forth in this Agreement and on SCHEDULE 3.3(b) to this Agreement, neither Sellers nor any Acquired Company is a party to any stockholder agreement, voting trust agreement or any other similar contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to the voting, dividend, ownership or transfer rights of any shares of capital stock or equity interest of any Acquired Company. All of the outstanding shares of capital stock or other equity interest of the Acquired Companies are validly issued, fully paid and nonassessable.

         3.4      FINANCIAL STATEMENTS

         Sellers have delivered to Buyer: (a) the unaudited consolidated balance sheet of the Acquired Companies as of June 30, 2000 (collectively, the "BALANCE SHEET") and the related unaudited consolidated statement of income for the fiscal year then ended, and (b) the unaudited consolidated balance sheet of the Acquired Companies as of January 31, 2001 (the "INTERIM BALANCE SHEET") and the unaudited consolidated statement of income of the Acquired Companies for the seven months ended January 31, 2001. Such financial statements fairly present the financial condition and the results of operations of the Acquired Companies at the respective dates of, and for the periods referred to in, such financial statements, all in accordance with GAAP, except for footnote disclosure and as set forth on SCHEDULE 2.5(a)(i) to this Agreement, subject, in the case of interim financial statements, to normal recurring year-end adjustments; the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed on SCHEDULE 3.18 to this Agreement.

         3.5      NO UNDISCLOSED LIABILITIES

         Except as set forth on SCHEDULE 3.5 to this Agreement, the Acquired Companies are not subject to any liability (including, without limitation, unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is required by GAAP to be disclosed on the Balance Sheet and which is not shown thereon, other than (a) the Real Property Leases and Personal Property Leases described in Section 3.7 of this Agreement, and (b) liabilities of the same nature as those set forth in the Balance Sheet and reasonably incurred in the Ordinary Course of Business of the Acquired Companies after the date of the Balance Sheet.

         3.6      AVAILABILITY OF ASSETS

         Except as set forth on SCHEDULE 3.6 to this Agreement, the assets owned or leased by each Acquired Company constitute all of the assets used in its business (including, without limitation, all books, records, computers and computer programs and data processing systems) and are in good and serviceable condition (subject to normal wear and tear and immaterial impairments of value and damage) and are generally suitable for the uses for which intended. SCHEDULE
3.6 to this Agreement also sets forth, to the Knowledge of Sellers, a description of all material services provided by each of the Sellers or any of their respective Affiliates to the Acquired Companies utilizing either (a) assets not owned by the Acquired Companies as of the Closing Date or (b) employees not directly employed by the Acquired Companies on the Closing Date, and the manner in which the costs of providing such services have been charged to the Acquired Companies.

         3.7      LEASED PROPERTY

         (a) SCHEDULE 3.7(a) to this Agreement is a list, true and correct, of all real property leases and subleases (collectively, the "REAL PROPERTY LEASES") with respect to real property leased or subleased by any Acquired Company as lessee. Sellers have delivered to Buyer true and correct copies of each of the Real Property Leases.

         (b) SCHEDULE 3.7(b) to this Agreement is a list, true and correct, of all leases and subleases (collectively, the "PERSONAL PROPERTY LEASES") with respect to all property, other than real property, leased by any Acquired Company as lessee with a monthly payment in excess of $1,000. Sellers have delivered to Buyer true and correct copies of each of the Personal Property Leases.

3.8      REAL PROPERTY

         SCHEDULE 3.8 to this Agreement is a list, true and correct, of the real property owned by any of the Acquired Companies (collectively, the "OWNED REAL PROPERTY"), all of which is, except as set forth on SCHEDULE 3.8 to this Agreement, owned free and clear of all leasehold interests, options to purchase or other Encumbrances (other than Permitted Encumbrances).

         3.9      TENANCIES

         Except for the Real Property Leases, the Nashville Lease and the Rochester Hills License, and as set forth on SCHEDULE 3.9 to this Agreement, there are no leases or tenancies for any part of the Owned Real Property that shall remain in effect after the Closing Date, nor shall any third party have any rights to the purchase, use or possession of all or any part of the Owned Real Property at or after the Closing Date.

         3.10     TITLE TO PROPERTIES; ENCUMBRANCES

(a) The Acquired Companies own (with good and marketable title in the case of Owned Real Property, subject only to the matters permitted by Section 3.10(b)) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases and disclosed on SCHEDULE 3.10(a) to this Agreement, and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business).

         (b) All material properties and assets reflected in the Balance Sheet and Interim Balance Sheet will be free and clear of all Encumbrances at the Closing and are not, in the case of Owned Real Property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (i) Encumbrances shown on SCHEDULE 3.10(b) to this Agreement, (ii) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, (iii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), (iv) Encumbrances for current Taxes that are not yet delinquent or are being contested in good faith by appropriate proceedings, (v) landlord's liens or similar Encumbrances incurred in the Ordinary Course of Business, and (vi) with respect to real property, (A) minor imperfections of title or other Encumbrances of any kind or character, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company, and (B) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto (the Encumbrances described in clauses (i), (ii), (iii), (iv),
(v) and (vi) above are collectively referred to herein as "PERMITTED ENCUMBRANCES").

         (c) All the real property interests and improvements, furniture, fixtures and equipment relating thereto, and the operation of the businesses by the Acquired Companies thereon, conform to any and all applicable health, fire, safety, zoning and building laws, ordinances and regulations, except for any non-conformance that would not have a material adverse effect upon the Acquired Companies taken as a whole.

         3.11     ACCOUNTS RECEIVABLE

         All accounts receivable of the Acquired Companies that are reflected in the Balance Sheet of the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

         3.12     INVENTORY

         The inventories of the Acquired Companies (including raw materials, supplies, work-in-progress, finished goods and other materials) are (a) subject to the reserves for obsolescence, reflected in the Balance Sheet and the Interim Balance Sheet and will be reflected in the Closing Date Balance Sheet at the lower of cost or market in accordance with GAAP, and (b) subject to the reserves for obsolescence, in the case of finished goods, of a quality and quantity saleable in the Ordinary Course of Business and, in the case of all other inventories are of a quality and quantity useable in the Ordinary Course of Business. The inventory obsolescence policies of the

Acquired Companies are appropriate for the nature of the products sold and the reserve for inventory obsolescence contained in the Balance Sheet and the Interim Balance Sheet fairly reflects the amount of obsolete inventory as of the respective dates thereof, and the reserve for inventory obsolescence to be contained in the Closing Date Balance Sheet will fairly reflect the amount of obsolete inventory as of the date thereof.

         3.13     TAXES

         (a) Except as set forth on SCHEDULE 3.13 to this Agreement, (i) each of the Acquired Companies has properly filed on or before the date hereof (or will timely file) all material Tax Returns required to be filed on or before the date hereof (or the Closing Date); (ii) all such Tax Returns are (or will be) complete and accurate in all material respects and disclose all Taxes required to be paid by the Acquired Companies for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been (or will be) timely paid;
(iii) all Taxes (whether or not shown on any Tax Return) owed by the Acquired Companies and required to be paid on or before the Closing Date have been (or will be) timely paid (unless any such Taxes are being (or will be) contested by any Acquired Company in good faith); (iv) no Acquired Company has waived or been requested to waive any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or, to the Knowledge of Sellers, Threatened, with respect to Taxes of the Acquired Companies and no basis exists therefor; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) all Tax Sharing Arrangements and Tax indemnity arrangements will terminate prior to the Closing Date and none of the Acquired Companies will have any liability thereunder on or after the Closing Date; (ix) there are no liens for Taxes upon the assets of any of the Acquired Company except liens relating to current Taxes not yet due or Taxes that are being (or will be) contested by any Acquired Company in good faith; (x) all Taxes that any Acquired Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of such Acquired Company; (xi) there are no Tax rulings, requests for rulings, or closing agreements relating to any Acquired Company that could affect such Acquired Company's liability for Taxes for any period after the Closing Date;
(xii) as a result of any "closing agreement" (as described in Section 7121 of the IRC or any corresponding provision of state or local Tax law), no Acquired Company will be required to include any item of income in, or exclude any item of deduction from, any taxable period beginning on or after the Closing Date;
(xiii) no written claim has been made, since June 30, 1998, by a Taxing authority in a jurisdiction where any Acquired Company has never paid Taxes or filed Tax Returns asserting that such Acquired Company is or may be subject to Taxes assessed by such jurisdiction; and (xiv) since June 30, 1998, none of Sellers or the Acquired Companies has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability for any Acquired Company from any taxable period ending on or before the Closing Date to any taxable period ending after the Closing Date.

         (b) Except as set forth on SCHEDULE 3.13 to this Agreement, the Contemplated Transactions are not subject to withholding under Section 1445 of the IRC and no stock transfer

Taxes, sales Taxes, use Taxes, real estate transfer Taxes or similar Taxes will be imposed on the Contemplated Transactions.

         (c) Except as set forth on SCHEDULE 3.13 to this Agreement, as a result of the Contemplated Transactions, neither Sellers, any Acquired Company nor, to the Knowledge of Sellers, Buyer will be obligated to make a payment to an individual that would be a "parachute payment" to a "qualified individual" as those terms are defined in Section 280G of the IRC, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         3.14     NO MATERIAL ADVERSE CHANGE

         Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, results of operations or financial condition of the Acquired Companies, taken as a whole, and to the Knowledge of Sellers and the Acquired Companies, no event has occurred or circumstance exists or is Threatened that may result in such a material adverse change.

         3.15     EMPLOYEE BENEFITS

         (a) Set forth on SCHEDULE 3.15(a) to this Agreement is a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) maintained by any of the Acquired Companies or an ERISA Affiliate (as defined below), or with respect to which any of the Acquired Companies or an ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of any of the Acquired Companies or an ERISA Affiliate due to such employment (collectively, the "PENSION PLANS"). Set forth on SCHEDULE 3.15(a) to this Agreement is a true and complete list of each "employee welfare benefit plan" (as such term is defined in Section 3(l) of ERISA) maintained by any of the Acquired Companies, or with respect to which any of the Acquired Companies is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of any of the Acquired Companies due to such employment (collectively, the "WELFARE PLANS") (together, the Pension Plans and Welfare Plans are referred to herein as the "ERISA BENEFIT PLANS"). In addition, set forth on SCHEDULE 3.15(a) to this Agreement is a true and complete list of each other "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) ever subject to Section 302 of ERISA and (i) maintained by any of the Acquired Companies or an ERISA Affiliate at any time during the six-year period prior to the Closing Date, or (ii) with respect to which any of the Acquired Companies or an ERISA Affiliate was required to make any payment at any time during such period (collectively, the "PRIOR PENSION PLANS"). For purposes of this Agreement, "ERISA AFFILIATE" means (i) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as any of the Acquired Companies; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within meaning of section 414(c) of the IRC) with any of the Acquired Companies and (iii) any entity which at any time an or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as either the Acquired Companies, any corporation described in clause (i) or any partnership, trade or business described in clause (ii) of this Section 3.15(a).

         (b) Other than those listed on SCHEDULE 3.15(a) to this Agreement, set forth on SCHEDULE 3.15(b) to this Agreement is a true and complete list of each of the following to which any of the Acquired Companies is a party or with respect to which it is or will be required to make any payment (the "NON-ERISA COMMITMENTS"):

                  (i) each retirement, savings, profit sharing, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral; and

                  (ii) each employee collective bargaining agreement and each agreement, understanding or arrangement of any kind, whether written or oral, with or for the benefit of any present or prior officer, director, employee, agent or consultant (including, without limitation, each employment, compensation, deferred compensation, severance or consulting agreement or arrangement, confidentiality agreement, covenant not to compete, and any agreement or arrangement associated with a change in ownership or control of the Acquired Companies, but excluding employment agreements terminable by the Acquired Companies without premium or penalty or notice of 30 days or less under which the only monetary obligation of the Acquired Companies is to make current wage or salary payments and provide current fringe benefits).

Sellers have delivered to Buyer correct and complete copies of (i) all written Non-ERISA Commitments and (ii) all insurance and annuity policies and contracts and other documents relevant to any Non-ERISA Commitment. SCHEDULE 3.15(b) to this Agreement includes a complete and accurate description of all oral Non-ERISA Commitments. Except as disclosed on SCHEDULE 3.15(a) or SCHEDULE 3.15(b) to this Agreement, none of the ERISA Benefit Plans or the Non-ERISA Commitments is subject to the law of any jurisdiction outside of the United States of America.

         (c) Sellers have delivered to Buyer with respect to each ERISA Benefit Plan and with respect to each Prior Pension Plan, other than any ERISA Benefit Plan or Prior Pension Plan which is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA, a "MULTIEMPLOYER PLAN"), correct and complete copies, where applicable, of (i) all plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description, (iii) the Annual Reports (Form 5500 series) and accompanying schedules, as filed, for the most recently completed three plan years for which such reports have been filed, (iv) the financial statements for the most recently completed three plan years for which such statements have been prepared, (v) the actuarial reports for the most recently begun three plan years for which such reports exist, (vi) the most recent determination letter issued by the IRS and the application submitted with respect to such letter, (vii) PBGC Form 1 for the most recently, begun plan year and (viii) all correspondence with the IRS, Department of Labor and Pension Benefit Guaranty Corporation concerning any controversy. Each report described in clause (v) of the preceding sentence accurately describes the funded status of the plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such plan. With respect to each Pension Plan that is a Multiemployer Plan, (A) Sellers have delivered to Buyer correct and complete copies of all plan documents and amendments thereto and trust agreements and amendments thereto, the items described in clauses (ii), (iii) and (v) of the second preceding sentence but with respect to the reports described in such clauses (iii) and (v) only such reports for the most recent year, and all correspondence and other information in the possession of Sellers, the Acquired Companies or any ERISA Affiliate relating to any anticipated increases in contribution rates with respect to such plan, and (B) set forth on SCHEDULE 3.15(c) to this Agreement is a true and complete list of the amounts which each of the Company and each ERISA Affiliate paid to such plan with respect to each of the calendar years 1998 through 2000. Sellers have delivered to Buyer with respect to each Multiemployer Plan and each Prior Pension Plan which is a Multiemployer Plan (collectively, the "PRIOR MULTIEMPLOYER PLANS") correct and complete copies of all correspondence and other information in Sellers', the Acquired Companies' or any ERISA Affiliate's possession relating to the amount for which the Acquired Companies or any ERISA Affiliate is or could be liable under Title IV of ERISA for a total or partial withdrawal as of any date or for any other reason.

         (d) With respect to each Pension Plan subject to Section 302 of ERISA other than any Multiemployer Plan, (i) no Proceeding has been initiated to terminate such plan, (ii) there has been no "reportable event" (as such term is defined in Section 4043(b) of ERISA), (iii) no "accumulated funding deficiency" (within the meaning of Section 412 of the IRC), whether or not waived, has occurred, (iv) no person has failed to make a required installment or any other payment required under Section 412 of the IRC before the applicable due date,
(v) neither the Acquired Companies nor any ERISA Affiliate has provided or is required to provide security to such plan under Section 401(a)(29) of the IRC due to a plan amendment that results in an increase in current liability, and
(vi) without any additional contributions being made to such plan, the assets of such plan are sufficient to satisfy all obligations of the plan if the plan were to terminate (regardless of whether the plan can legally terminate). Each Pension Plan which is intended to qualify under Section 401(a) of the IRC has been determined to be so qualified by the IRS, and no circumstance has occurred or exists which might cause such plan to cease being so qualified.

         (e) There is no pending or, to the Knowledge of Sellers or the Acquired Companies, Threatened claim in respect of any of the ERISA Benefit Plans other than claims for benefits in the Ordinary Course of Business. Except as set forth on SCHEDULE 3.15(e) to this Agreement, each of the ERISA Benefit Plans other than any Multiemployer Plans (i) has been administered in accordance with its material terms and (ii) complies in form, and has been administered in accordance, with the requirements of ERISA and, where applicable, the IRC. The Acquired Companies and each ERISA Affiliate have complied, in all material respects, with the health care continuation requirements of Part 6 of Title I of ERISA. No Acquired Company has any obligation under any ERISA Benefit Plans or otherwise to provide health or other welfare benefits to any prior employees or any other Person, except as required by Part 6 of Title I of ERISA. Except as set forth on SCHEDULE 3.15(e) to this Agreement, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any participant of any ERISA Benefit Plan or Non-ERISA Commitment.

         (f) To the Knowledge of Sellers and the Acquired Companies, no Proceeding has been initiated to terminate any Multiemployer Plan, and there has been no "reportable event" (as such term is defined in Section 4043(b) of ERISA) with respect to any such plan. No Multiemployer Plan is in reorganization as described in Section 4241 of ERISA or insolvent as described in Section 4245 of ERISA. Assuming the Acquired Companies and each ERISA Affiliate incurred a complete withdrawal under Section 4203 of ERISA from each Multiemployer Plan, the withdrawal liability arising under Section 4201 of ERISA with respect to each such plan as a result thereof would not exceed the amount set forth on
SCHEDULE 3.15(f) to this Agreement. Except as described on SCHEDULE 3.15(f) to this Agreement, neither the Acquired Companies nor any ERISA Affiliate has failed to make a required or disputed contribution to any Multiemployer Plan or any Prior Multiemployer Plan. Except as described on SCHEDULE 3.15(f) to this Agreement, (i) neither the Acquired Companies nor any ERISA Affiliate has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any multiemployer plan (as such term is defined in Section 3(37) of ERISA), no such liability has been asserted, there are no events or circumstances which could result in any such partial or complete withdrawal, and neither the Acquired Companies nor any ERISA Affiliate is bound by a contract or agreement or has any obligation or liability described in Section 4204 of ERISA. Each Multiemployer Plan (i) complies in form, and has been administered in accordance, with the requirements of ERISA and, where applicable, the IRC, and
(ii) is qualified under Section 401(a) of the IRC as amended to the date hereof.

         (g) Except as to Multiemployer Plans (as to which this representation and warranty is made only to the Knowledge of Seller and the Acquired Companies), neither the Acquired Companies nor, to the Knowledge of Seller and the Acquired Companies, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has taken any action with respect to any ERISA Benefit Plan which could subject any such plan (or its related trust) or the Acquired Companies or any officer, director or employee of any of the foregoing to the penalty or tax under Section 502(i) or Section 502(1) of ERISA or Section 4975 of the IRC.

         (h) The Acquired Companies have no potential liability, whether direct or indirect, under Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA.

         3.16     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS

         (a) Except as set forth on SCHEDULE 3.16(a) to this Agreement:

                  (i) each Acquired Company is in substantial compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets except to the extent that any non-compliance would not have a material adverse effect on the Acquired Companies taken as a whole; and

                  (ii) no Acquired Company has received, at any time since June 30, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature that in any such case would have a material adverse effect upon the Acquired Companies taken as a whole.

         (b) SCHEDULE 3.16(b) to this Agreement sets forth a complete and accurate list of each Governmental Authorization that is held by any Acquired Company and that is material to the operation of the business of, or to the ownership or use of any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed on SCHEDULE 3.16(b) to this Agreement is valid and in full force and effect.

         (c) Except as set forth on SCHEDULE 3.16(c) to this Agreement, (i) each of the Acquired Companies has fulfilled and performed, in all material respects, its obligations under each of the Governmental Authorizations, and to the Knowledge of Sellers and the Acquired Companies, no event has occurred or condition or state of facts exists that constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Authorization or that permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Authorization; (ii) no notice of cancellation, of default or of any material dispute concerning any Governmental Authorization, or of any event, condition or state of facts described in the preceding clause, has been received by, or is Known to, Sellers or the Acquired Companies since June 30, 1998; and (iii) as of the date of this Agreement, each of the Governmental Authorizations is valid, subsisting and in full force and effect, and the consummation of the Contemplated Transactions will not cause the occurrence of any breach, default or forfeiture of rights thereunder or require the consent, approval or act of, or the making of any filing with, any Governmental Body.

         3.17     LEGAL PROCEEDINGS; ORDERS

         (a) Except as set forth on SCHEDULE 3.17(a) to this Agreement, there is no pending Proceeding:

                  (i) that has been commenced by or against any Acquired Company or any Seller or that otherwise relates to, affects or may affect the business of, or any of the assets owned or used by, any Acquired Company, or the financial condition, liabilities, shareholders' equity, sales, net income or operations of any Acquired Company, which Proceeding, in each case, could reasonably be expected to have a material adverse effect upon the Acquired Companies, taken as a whole; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Sellers and the Acquired Companies, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

         (b)      Except as set forth on SCHEDULE 3.17(b) to this Agreement:

                  (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

                  (ii) neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                  (iii) to the Knowledge of Sellers and the Acquired Companies, no officer, director, agent or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

         (c)      Except as set forth on SCHEDULE 3.17(c) to this Agreement:

                  (i) each Acquired Company is in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                  (iii) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

         3.18     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth on SCHEDULE 3.18 to this Agreement, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

         (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b) amendment to the Organizational Documents of any Acquired Company;

         (c) payment or increase by any Acquired Company of any bonuses, salaries or other compensation to any stockholder, director, officer or employee, except in the Ordinary Course of

Business, or entry into any employment, severance, or similar Contract with any director, officer or employee, except in the Ordinary Course of Business;

         (d) adoption of, or increase in the payments or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of any Acquired Company;

         (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of the Acquired Companies, taken as a whole;

         (f) sale (other than sales of inventory in the Ordinary Course of Business), lease or other disposition of any asset or property of any Acquired Company or mortgage, pledge or imposition of any lien or other Encumbrance (other than Permitted Encumbrances) on any material asset or property of any Acquired Company, including the sale, lease or other disposition of any of the Intellectual Property Assets except as reflected by the Interim Balance Sheet;

         (g) material change in the accounting methods used by any Acquired Company;

         (h) issuance, delivery or agreement (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or to borrow or agree not to borrow any funds, other than in the Ordinary Course of Business consistent with past practice, by any Acquired Company;

         (i) payment of any obligation or liability (absolute or contingent) other than liabilities reflected on the Balance Sheet and liabilities incurred since the date of the Balance Sheet in the Ordinary Course of Business consistent with past practice;

         (j) except in the Ordinary Course of Business consistent with past practice, any material amendment or termination of any Applicable Contract;

         (k) capital expenditures exceeding $25,000, for any single project or related series of projects;

         (l) charitable donations in excess of $5,000 in the aggregate;

         (m) cancellation of any debts owed to or claims held by any Acquired Company exceeding $25,000 in the aggregate (including the settlement of any claims or litigation) other than in the Ordinary Course of Business;

         (n) accelerated or delayed collection of notes or accounts receivable exceeding $25,000 in the aggregate in advance of or beyond their regular due dates or the dates when the same would have been collected in the Ordinary Course of Business;

         (o) accelerated or delayed payment of any account payable or other liability exceeding $25,000 in the aggregate beyond or in advance of its due date or the date when such liability would have been collected in the Ordinary Course of Business; or

         (p) agreement, whether oral or written, by either the Sellers or any Acquired Company to do any of the foregoing.

         3.19     CONTRACTS

         (a) Sellers have delivered or made available to Buyer true and complete copies, of:

                  (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $50,000;

                  (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $50,000;

                  (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $10,000;

                  (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in, any real property;

                  (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                  (vi) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person and that involves expenditures or receipts of one or more Acquired Companies in excess of $10,000;

                  (vii) each Applicable Contract containing covenants that in any way purport to restrict or limit the freedom of any Acquired Company to engage in any line of business or to compete with any Person;

                  (viii) each Applicable Contract for capital expenditures in excess of $25,000;

                  (ix) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance involving obligations in excess of $10,000 extended by any Acquired Company other than in the Ordinary Course of Business;

                  (x) each guaranty for price reductions with respect to contractual performance extended by any Acquired Company to any customer and involving obligations in excess of $10,000; and

                  (xi) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

         (b)      Except as set forth on SCHEDULE 3.19(b) to this Agreement:

                  (i) no Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                  (ii) to the Knowledge of Sellers and the Acquired Companies, no officer, director, agent, employee, consultant or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (A) engage in or continue any conduct, activity or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement or discovery.

         (c) The Contracts relating to the sale, design, manufacture or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         (d) Except as set forth on SCHEDULE 3.19(d) to this Agreement or in any other Schedule to this Agreement, (i) each of the Applicable Contracts described in Section 3.19(a) constitutes a valid and binding obligation of, and is in full force and effect with respect to, each Acquired Company that is a party thereto,
(ii) to the Knowledge of Sellers, each of the Applicable Contracts described in
Section 3.19(a) constitutes a valid and binding obligation of, and is in full force and effect with respect to, each other party thereto, (iii) none of the Contemplated Transactions will, with the passage of time or the giving of notice or both, result in a breach of or default under any of the Applicable Contracts described in Section 3.19(a), (iv) each of the Acquired Companies has fulfilled and performed in all material respects its respective obligations under each Applicable Contract described in Section 3.19(a) to which it is a party and no Acquired Company is in, or to the Knowledge of Sellers, alleged to be in, breach or default under, nor is there, or to the Knowledge of Sellers is there alleged to be, any basis for termination of, any Applicable Contract described in
Section 3.19(a), (v) to the Knowledge of Sellers, no other party to any of the Applicable Contracts described in Section 3.19(a) is in material breach of or default under any such Applicable Contract, and no event has occurred and no condition or state of facts exists that, with the passage of time or the giving of notice or both, would constitute such a material breach or default by any such other party, and (vi) no Acquired Company is currently paying liquidated damages in lieu of performance under any Applicable Contract described in
Section 3.19(a).

         3.20     INSURANCE

         (a) Sellers have delivered or made available to Buyer summaries of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the two (2) years preceding the date of this Agreement.

         (b)      Except as set forth on SCHEDULE 3.20(b) to this Agreement:

                  (i) All policies to which any Acquired Company is a party or that provide coverage to either Seller, any Acquired Company, or any director or officer of an Acquired Company:

                           (A) are valid, outstanding and enforceable;

                           (B) are issued by an insurer that is financially
                  sound and reputable;

                           (C) taken together, provide adequate insurance
                  coverage for the assets and the operations of the Acquired Companies for all risks to which the Acquired Companies are normally exposed; and

                           (D) will provide coverage following the consummation
                  of the Contemplated Transactions for insured events that occurred on or before the Closing Date.

                  (ii) No Seller or Acquired Company has received any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective material obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

         (c) SCHEDULE 3.20(c) to this Agreement includes information of every claim filed by or against an Acquired Company in excess of $5,000 since June 30, 1998 under such policies of insurance and the disposition or status thereof.

3.21     ENVIRONMENTAL MATTERS

         Except as set forth on SCHEDULE 3.21 to this Agreement:

         (a) Each Acquired Company is, and at all times has been,in substantial compliance with, and has not been and is not in violation of or liable under, any Environmental Law except to the extent that any such non-compliance or violation, in each case, would not have a material adverse effect upon the Acquired Companies taken as a whole. No Seller or Acquired Company has received any Order, written, or to the Knowledge of Sellers, oral, notice or other written, or to the Knowledge of Sellers, oral, communication from any Governmental Body of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which Sellers or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Sellers or any Acquired Company, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

         (b) No Seller or Acquired Company has Knowledge of nor has received any citation, directive, inquiry, notice, Order, summons, warning or other written, or to the Knowledge of Sellers, oral, communication from a Governmental Body that relates to Hazardous Activity, Hazardous Materials or any alleged, actual or potential violation or failure to comply with any Environmental Law, or of any alleged, actual or potential obligation to undertake or bear the cost of any Environmental Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which Sellers or any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Sellers or any Acquired Company have been transported, treated, stored, handled, transferred, disposed, recycled or received.

         (c) There has been no Release of any Hazardous Materials at or from the Facilities or at any other properties in which any Acquired Company has or had an interest, or, to the Knowledge of Sellers and the Acquired Companies, any geologically or hydrologically adjoining property, whether by Sellers, any Acquired Company or any other Person, which, in each case, would have a material adverse effect on the Acquired Companies taken as a whole.

         (d) Each of the Acquired Companies has all material Environmental, health and safety Governmental Authorizations necessary for the operation of its business, and all such Governmental Authorizations are in good standing and the Acquired Companies are in compliance in all material respects with all applicable terms and conditions of such authorizations.

         (e) None of the Acquired Companies have:

                  (i) reported a Release of a hazardous substance pursuant to
         Section 103(a) of CERCLA, or any state equivalent;

                  (ii) filed a notice pursuant to Section 103(c) of CERCLA;

                  (iii) filed a notice pursuant to Section 3010 of RCRA indicating the generation of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or

                  (iv) filed any notice under any applicable Environmental Law reporting a substantial violation of any applicable Environmental Law.

         (f) There is not now, nor to the Knowledge of Sellers or the Acquired Companies has there ever been, on or in any Facility, any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent that requires or required a Governmental Authorization pursuant to Section 3005 of RCRA, which, in each case, would have a material adverse effect on the Acquired Companies taken as a whole.

         (g) No Facility has been listed or, to the Knowledge of Sellers or the Acquired Companies, is proposed for listing, on the National Priorities List pursuant to CERCLA, on the Comprehensive Environmental Response, Compensation and Liability Information System List or any state list of sites requiring any Cleanup.

         (h) None of the Acquired Companies has sent or arranged for the transport of any Hazardous Materials to any site listed on the National Priorities List pursuant to CERCLA with respect to which any of the Acquired Companies has been notified in writing by a Governmental Authority that it is or may be liable as a potentially responsible party.

         (i) Sellers have delivered or made available to Buyer true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by Sellers or any Acquired Company with Environmental Laws.

         3.22     LABOR RELATIONS

         None of the Acquired Companies is a party to any collective bargaining or other labor Contract. There is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process generally, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of the National Labor Relations Act or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. To the Knowledge of Sellers and the Acquired Companies, there has been no organizing effort by any union or other group seeking to represent any employees of any Acquired Company as its bargaining agent or representative at any time within three (3) years prior to the date of this Agreement. To the Knowledge of Sellers, (x) there have been no unfair labor practice charges filed with the National Labor Relations Board against any Acquired Company or any direct employee of the Acquired Companies, or complaints issued by the National Labor Relations Board against any Acquired Company or any direct employee of the Acquired Companies and (y) no written grievance or complaint has been filed or instituted by any union or union employee of any customer of the Acquired Companies, during the three-year period prior to the date of this Agreement with respect to the utilization by an Acquired Company of non-union employees in the facilities of its customers.

         3.23     INTELLECTUAL PROPERTY

         (a) The term "INTELLECTUAL PROPERTY ASSETS" includes:

                  (i) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "PATENTS");

                  (ii) all copyrights in both published works and unpublished works (collectively, "COPYRIGHTS"); and

                  (iii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints (collectively, "TRADE Secrets") owned, used or licensed by any Acquired Company as licensee or licensor.

The Intellectual Property Assets shall not include the name "MPW" or "MPW Filtration Management Services Corp." or any fictional business names, trading names, registered or unregistered trademarks, service marks or applications therefor, that contain the name "MPW."

         (b) SCHEDULE 3.19(b) to this Agreement sets forth a complete and accurate list and summary description of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for software programs with a value of less than $100,000 under which an Acquired Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

         (c) The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. One or more of the Acquired Companies is the owner of all right, title and interest in and to each of the Intellectual Property Assets, and, at the Closing, the Intellectual Property Assets will be free and clear of all liens, security interests, charges, Encumbrances, equities and other adverse claims (other than Permitted Encumbrances), and has the right to use without payment to a third party all of the Intellectual Property Assets.

         (d) Except as disclosed on SCHEDULE 3.23(d) to this Agreement, no infringement of any copyright, trademark, service mark, trade name, patent, patent right, trade secret or other property right of any other Person has occurred or resulted in any way from the operations of the business of the Acquired Companies prior to the date of this Agreement. No claim of any infringement of any copyright, trademark, service mark, trade name, patent, patent right, trade secret or other property right of any other Person has been made or asserted in respect of such operations. Neither Sellers nor the Acquired Companies have had notice of, or any Knowledge of any basis for, a claim against the Acquired Companies that the operations, activities, products, software, equipment, machinery or processes of the Acquired Companies' businesses infringe any copyright, trademark, service mark, trade name, patent, patent right, trade secret or other property right of any other Person.

         (e) SCHEDULE 3.23(e) to this Agreement contains a list and description (showing in each case any owner, licensor or licensee) of all computer software programs and software systems owned by, licensed to, or used by any of the Acquired Companies in the conduct of its business, including, without limitation, all databases, compilations, tool sets, compilers, higher level or proprietary languages, related documentation and materials, whether in source code, object code or human readable form (collectively, "Software"); provided, however, that SCHEDULE 3.23(e) to this Agreement may omit Software licensed to licensee that is available in consumer retail stores and subject to license agreements that become effective when the purchaser breaks the seal of the Software package. Except as disclosed on
SCHEDULE 3.23(e) to this Agreement (and subject to the exceptions stated therein), each Acquired Company that uses any Software either: (i) owns the entire right, title and interest in and to such Software, free and clear of any Encumbrance (other than Permitted Encumbrances), or (ii) has the perpetual, royalty free right to use such Software.

         3.24     CERTAIN PAYMENTS

         Except as disclosed on SCHEDULE 3.24 to this Agreement, to the Knowledge of Sellers, no Acquired Company or director, officer, agent or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has, directly or indirectly (a) made, in violation of any Legal Requirement, any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

         3.25     RELATIONSHIPS WITH RELATED PERSONS

         No Seller or any Related Person of Sellers or of any Acquired Company has, or since June 30, 1998 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Seller or any Related Person of Sellers or of any Acquired Company is, or since June 30, 1998 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "COMPETING BUSINESS") in any market presently served by such Acquired Company except for less than five percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

         3.26     ABSENCE OF FUNDED DEBT

         Prior to the Closing Date, Sellers shall cause the Acquired Companies to satisfy any and all of their payment obligations with respect to Funded Debt and with respect to any other indebtedness, liability or obligation owed by the Acquired Companies to Sellers or any of their respective Affiliates, such that, at and as of the Closing Date, no Acquired Company shall have any payment obligation with respect to Funded Debt or with respect to such indebtedness owed to Sellers or their respective Affiliates. Sellers shall jointly and severally indemnify and hold harmless the Acquired Companies and Buyer from and against any payment or indemnification obligation of Sellers, the Acquired Companies or their respective Affiliates under the Previous Acquisition Contracts. Sellers shall use their commercially reasonable efforts to assign to the

Acquired Companies, or otherwise provide to the Acquired Companies the benefits of, the covenants made by the parties (other than Sellers and the Acquired Companies) in or pursuant to the Previous Acquisition Contracts (other than the Purchase Agreement, dated as of August 18, 1998, by and between Amy Gauthier and Group).

         3.27     CUSTOMERS & SUPPLIERS

         SCHEDULE 3.27 to this Agreement sets forth a list, true and complete, of the 10 largest customers and suppliers of each of the Acquired Companies for the current fiscal year and the most recently completed fiscal year. No customer or supplier listed on SCHEDULE 3.27 to this Agreement has notified any of the Acquired Companies in writing that such customer or supplier intends to substantially decrease the amount of business it conducts with any of the Acquired Companies. Except as otherwise set forth on SCHEDULE 3.27 to this Agreement, since the date of the Balance Sheet, there has not been any material dispute or controversy with any customer or supplier listed on SCHEDULE 3.27 to this Agreement, nor, to the Knowledge of Sellers, is there any event or circumstance that could form the basis for any such material dispute or controversy.

         3.28     BANK ACCOUNTS

         SCHEDULE 3.28 to this Agreement sets forth a true, correct and complete list of each bank, savings and loan, or other financial institution in which any of the Acquired Companies has an account, including cash contribution accounts and safe deposit boxes.

         3.29     BROKERS OR FINDERS

         Except for fees due to Merrill Lynch & Co. in connection with the sale of Shares contemplated by this Agreement, Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Sellers as a result of the action of Sellers or its officers or agents.

         3.30     ACCURACY OF DOCUMENTS AND INFORMATION FURNISHED

         No statement by any Seller or Acquired Company contained in this Agreement, in any Schedule hereto, or any certificate or other instrument or document furnished or to be furnished by Sellers to Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact that is required to be stated herein or therein or that is necessary to make the statements contained herein or therein in light of the circumstances under which they are made, not misleading; provided, however, that with respect to any projections or forecasts concerning the business and future financial condition and results of operations of the Acquired Companies furnished to Buyer, Sellers represent and warrant only that such projections or forecasts were prepared in good faith and were based upon assumptions that Sellers believe to be reasonable.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Parent and Buyer Sub, jointly and severally, represent and warrant to Sellers as follows:

         4.1      ORGANIZATION AND GOOD STANDING

         Parent and Buyer Sub are corporations duly organized, validly existing and in good standing under the laws of the their respective jurisdictions of incorporation.

         4.2      AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid and binding obligation of Parent and Buyer Sub, enforceable against Parent and Buyer Sub in accordance with its terms. Parent and Buyer Sub have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform their obligations under this Agreement. This Agreement and the Contemplated Transactions have been approved by Parent's and Buyer Sub's respective Boards of Directors and, if required, their shareholders.

         (b) Except as set forth on SCHEDULE 4.2(b) to this Agreement, neither the execution and delivery of this Agreement by Parent and Buyer Sub nor the consummation or performance of any of the Contemplated Transactions by Parent and Buyer Sub will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions.

         (c) Except as set forth on SCHEDULE 4.2(c) to this Agreement, neither Parent nor Buyer Sub is or will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3      INVESTMENT INTENT

         Buyer Sub is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.4      CERTAIN PROCEEDINGS

         There is no pending Proceeding that has been commenced against Parent or Buyer Sub and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Parent and Buyer Sub, no such Proceeding has been Threatened.

         4.5      BROKERS OR FINDERS

         Parent, Buyer Sub and their respective officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Parent or Buyer Sub as a result of the action of Parent, Buyer Sub or their respective officers or agents.

         4.6      FUNDS FOR THE PURCHASE

         Parent and Buyer Sub have, and as of the Closing will have, sufficient unencumbered funds to pay in cash the Purchase Price and all of their respective fees and expenses relating to this Agreement and the Contemplated Transactions.

5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE

5.1      ACCESS AND INVESTIGATION

         Between the date of this Agreement and the Closing Date, upon Buyer's reasonable request made to Group, and at Buyer's sole expense, Group will, and will cause each Acquired Company and their respective Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "BUYER'S ADVISORS") full and free access to each Acquired Company's personnel, properties, contracts, books and records and other documents and data during normal business hours, (b) furnish Buyer and Buyer's Advisors with, or make available to Buyer and Buyer's Advisors, copies of all such contracts, books and records and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with, or make available to Buyer and Buyer's Advisors, such additional financial, operating and other data and information as Buyer may reasonably request; provided, however, that in responding to any request from Buyer under this Section 5.1, none of Sellers, the Acquired Companies or their respective Representatives shall be obligated to disrupt or materially alter in any way any of their respective daily operations, affairs or business activities.

        5.2      OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

         (a) Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to:

                  (i) conduct the business of such Acquired Company only in the Ordinary Course of Business;

                  (ii) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with such Acquired Company; and

                  (iii) provide monthly consolidated balance sheets, statements of income and forecasts for the Acquired Companies as soon as practicable when they become available, and, upon the reasonable request of Buyer, periodically report to Buyer concerning the status of the business, operations and finances of the Acquired Companies.

         (b) For the period beginning on the Closing Date and ending on the 15th day after the Closing Date, Sellers shall provide Buyer daily reports of cash received by Sellers or any of their Affiliates, which was payable to the Acquired Companies, and Sellers shall promptly transfer any amount so received to the Acquired Companies.

         5.3      NEGATIVE COVENANT

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.18 is likely to occur.

         5.4      REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Buyer in obtaining all Consents identified on SCHEDULE 4.2(c) to this Agreement.

         5.5      NOTIFICATION

         Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a material Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in one or more Schedules to this Agreement, Sellers will promptly deliver to Buyer a supplement to the applicable Schedule or Schedules specifying such change. Such delivery shall not affect any rights of termination Buyer may have under Section 9.1 of this Agreement. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

         5.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

         Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by any Seller or any Related Person of either Seller to be paid in full prior to or at Closing.

         5.7      NO NEGOTIATION

         Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination or similar transaction involving any Acquired Company.

         5.8      ACCOUNTS RECEIVABLE

         Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Acquired Companies to, continue to establish and maintain reserves for Accounts Receivable of the Acquired Companies in accordance with past practice and will continue to collect accounts receivable of the Acquired Companies in the Ordinary Course of Business consistent with past practice; provided, however, that by the Closing Date, Sellers will, or will cause the Acquired Companies to, increase such reserves of the Acquired Companies by $340,000.

         5.9      REAL ESTATE MATTERS

         Between the date of this Agreement and the Closing Date, Sellers shall:
(a) use their commercially reasonable efforts to obtain Estoppel Certificates substantially in the form attached hereto as EXHIBIT D from each of the lessors under the Real Property Leases, but obtaining any such Estoppel Certificates shall not in any way be a condition to the Closing; (b) shall cooperate, and cause the Acquired Companies to cooperate, with Buyer to obtain a new survey of the Owned Real Property, a preliminary title report and title insurance policies for such Owned Real Property; and (c) use commercially reasonable efforts to assist, and cause the Acquired Companies to assist, Buyer in the removal from such title report and title policies any title defect noted thereon that are not acceptable to Buyer. All costs of the survey and title insurance referred to above shall be borne solely by Buyer.

         5.10     BEST EFFORTS

         Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE

         6.1      REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, (a) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Sellers in obtaining all Consents identified on SCHEDULE 3.2(c) to this Agreement.

         6.2      BEST EFFORTS

         Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer Sub's obligation to purchase the Shares and Buyer Sub's and Parent's obligation to take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1  ACCURACY OF REPRESENTATIONS

     All of Sellers' representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     7.2  SELLERS' PERFORMANCE

     (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to Section 2.4(a) (other than the Rochester Hills License) must have been delivered.

     7.3  CONSENTS

     Each of the Consents identified on SCHEDULE 3.2(c) (excluding any Consent required in connection with the Rochester Hills License) and SCHEDULE 4.2(c) of this Agreement must have been obtained and must be in full force and effect.

     7.4  NO INJUNCTION

     There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the purchase of the Shares by Buyer Sub from MPW Management Services.

     7.5  OTHER CONDITIONS

     (a) The letter agreement, dated as of November 22, 1999, by and between Camfil, Inc. and the Company must be terminated and of no further force and effect.

     (b) The Deed of Trust by Energy Service, Inc., trustor, to Allen D. Lentz, trustee, for the benefit of First American National Bank, beneficiary (which creates a mortgage and security interest in the Owned Real Property), shall have been released in writing and terminated by the trustee and the beneficiary in a form suitable for recording.

     (c) Freudenberg Non Wovens/Viledon shall have agreed to appoint an Affiliate of Parent (including the Acquired Companies) as a distributor of Freudenberg air filtration products in North America on terms and conditions reasonably satisfactory to Parent.

     (d) Bank One, NA (and the other banks party to the Credit Agreement, dated as of October 20, 1999, as amended) shall have released in writing (by the execution and delivery to the Acquired Companies of appropriate Uniform Commercial Code termination statements) its security interests in the assets of the Acquired Companies.

8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     MPW Management Services' obligation to sell the Shares and Sellers' obligation to take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

     8.1  ACCURACY OF REPRESENTATIONS

     All of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     8.2  BUYER'S PERFORMANCE

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

     (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4(b) and must have made the cash payments required to be made by Buyer pursuant to Section 2.4(b)(i).

     8.3  CONSENTS

     Each of the Consents identified on SCHEDULE 3.2(c) and SCHEDULE 4.2(c) to this Agreement must have been obtained and must be in full force and effect.

     8.4  NO INJUNCTION

     There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the sale of the Shares by MPW Management Services to Buyer Sub.

9.   TERMINATION

     9.1  TERMINATION EVENTS

     This Agreement may, by written notice given prior to or at the Closing, be terminated:

     (a) by either Buyer or Sellers if a material Breach of any agreement, representation or warranty contained in this Agreement has been committed by the other party and such Breach has not been waived or cured after such other party has received written notice of and reasonable opportunity to cure such breach, provided that any Breach of a representation and warranty shall not be deemed to be cured for the purpose of this Section 9.1 by the delivery of a revised Schedule disclosing the matter constituting such Breach;

     (b) (i) by Buyer if any of the conditions in Section 7 have not been reasonably satisfied as of the Closing Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 have not been reasonably satisfied as of the Closing Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

     (c) by mutual consent of Buyer and Sellers; or

     (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before 180 days after the Closing Date fixed in Section 2.3, or such later date as the parties may agree upon.

     9.2  EFFECT OF TERMINATION

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and
12.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.  INDEMNIFICATION; REMEDIES

     10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties made in this Agreement, the certificates delivered pursuant to Section 2.4(a)(ii) and Section 2.4(b)(ii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing for the respective periods set forth in Section 10.4. All covenants and obligations set forth in this Agreement or any other certificate or document delivered pursuant to this Agreement will survive the Closing and will expire when fully performed and discharged; provided, however, that any covenant or obligation that is required to be performed or satisfied on or before the Closing Date will be completely waived, discharged or performed by the closing of the Contemplated Transactions.

     10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

     Sellers jointly and severally will indemnify Buyer and the Acquired Companies (collectively, the "INDEMNIFIED PERSONS") against, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (not including incidental and consequential damages, except in the case where Sellers fail to close the Contemplated Transactions in breach of the terms and conditions of this Agreement) or expense (including costs of defense and reasonable attorneys'
fees) (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date; provided, however, that if the Closing occurs, Sellers will have no obligation under this Section 10.2 with respect to any such Breach that is disclosed in a supplement to a Schedule to this Agreement or is expressly identified in the certificate delivered pursuant to Section 2.4(a)(ii);

     (b) any Breach by any Seller of any covenant or obligation of such Seller in this Agreement;

     (c) any costs, expenses or liabilities (including Taxes) of Sellers or any of their Affiliates (other than the Acquired Companies) arising out of or relating to the General Industrial Cleaning Business; or

     (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.2 will be exclusive of and limit any other remedies that may be available to Buyer or the other Indemnified Persons other than as provided in Section 9.2 and for the remedy of specific performance.

     10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

     Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any loss, liability, claim, damage (not including incidental and consequential damages, except in the case where Buyer fails to close the Contemplated Transactions in breach of the terms and conditions of this Agreement) or expense (including costs of defense and reasonable attorneys'
fees) arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     10.4 TIME LIMITATIONS

     If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) pursuant to Section 10.2 with respect to any representation or warranty, or covenant or obligation to be performed and complied with on or prior to the Closing Date, other than those in Sections 3.1, 3.3, 3.10, 3.13, 3.21, 3.26, 10.6 and 11.1, unless on or before the second anniversary of the


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


Closing Date, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; provided, that a claim with respect to Sections 3.1, 3.3, 3.10 and 3.26 may be made at any time; a claim with respect to Sections 3.21 or 10.6 may be made within the time specified in Section 10.6; and a claim with respect to Sections 3.13 or 11.1 may be made at any time before the expiration of the applicable statute of limitations. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) pursuant to Section 10.3 with respect to any representation or warranty, or covenant or obligation to be performed and complied with on or prior to the Closing Date, unless on or before the second anniversary of the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

     10.5 LIMITATIONS ON AMOUNT--SELLERS

     Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) of Section 10.2 (other than Sections 3.1, 3.3, 3.10, 3.13 and 3.26 as to which this Section 10.5 shall not apply), the matters described in Section 10.6, or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (b) of Section
10.2 until the total of all Damages with respect to such matters exceeds $375,000, and then only for the amount by which such Damages exceed $375,000, but in no event will such liability exceed 50% of the Purchase Price.

     10.6 ENVIRONMENTAL INDEMNIFICATION

     (a) Notwithstanding any other provision of this Agreement to the contrary, Sellers jointly and severally agree to retain responsibility for, defend and satisfy, and to indemnify and hold harmless the Indemnified Persons against any Damages arising out of, related to, or in connection with any of the following:

          (i) any violation or alleged violation of any Environmental Law regarding any Facility or any past or present operations of the Acquired Companies or their respective predecessors in interest at or prior to the Closing Date;

          (ii) any transport, treatment, recycling, storage, disposal or arrangement therefor of any Hazardous Materials generated by the Acquired Companies or their respective predecessors in interest at or prior to the Closing Date at, to or from any facility owned or operated by another Person, including but not limited to the Release or threatened Release of any Hazardous Material from such facility;

          (iii) any Release or threatened Release of any Hazardous Material at, to or from any Facility or its predecessors in interest at or prior to the Closing Date;

          (iv) any Cleanup or corrective action (as the latter term is used in Sections 3004(u) and 3004(v) of RCRA) arising out of, related to, or in connection with any Facility or any past or present operations of the Acquired Companies or their respective predecessors in interest and resulting from any act or event occurring at or prior to the Closing Date; and


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


          (v) any exposure, at or prior to the Closing Date, to any products, raw materials or Hazardous Materials manufactured, generated, handled, processed, stored or used at any Facility or as part of, or resulting from, any past or present operations of any Acquired Company that cause or contributed to any disease, injury or illness to any Person, regardless of the time between exposure and the manifestation of such disease, injury or illness or whether the operations of the Acquired Companies were in compliance with Environmental Laws at the time of such exposure; provided, however, that if any such claim is made by any present or former employee, the Indemnified Persons hereby agree to timely assert any defense or limitation to any such claim under applicable workers' compensation statutes, laws, rules or regulations.

     (b) Without limiting the generality of the foregoing and subject to the limitations in Section 10.5, the indemnification provided for in this Section
10.6 shall terminate five years after the Closing Date (and no claims shall be made by Buyer under this Section 10.6 thereafter).

     (c) Buyer's receipt of any information, including, without limitation, any disclosure made on SCHEDULE 3.21 to this Agreement, shall not relieve Sellers of the obligations under this Section 10.6. To the extent not inconsistent with terms of this Section 10.6, Sellers reserve any rights or causes of action that they may have at law or in equity with respect to matters covered by this
Section 10.6.

     10.7 INDEMNIFICATION - SPECIAL MATTERS

     Notwithstanding any other provision of this Agreement to the contrary, Sellers shall jointly and severally indemnify and hold harmless the Indemnified Persons against any Damages incurred by the Acquired Companies (a) in order to obtain all necessary licenses to use Software now used by any of the Acquired Companies; (b) as a result of the failure by such Acquired Companies to have such Software licenses on the date of this Agreement; (c) pursuant to the memorandum dated October 18, 2000 from Ira Kane to Dean Weston pertaining to certain payments to Mr. Weston upon the consummation of a sale of the Acquired Companies; (d) related to the matters disclosed on SCHEDULE 3.16(a), SCHEDULE 3.17(a) and SCHEDULE 3.24 to this Agreement; and (e) related to the failure, or alleged failure, of the Acquired Companies to make any commission or bonus payments due, or alleged to be due, to any employee, distributor or agent of the Acquired Companies in respect of sales or periods prior to the Closing Date.

     10.8 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

     (a) Promptly after receipt by an indemnified party under Sections 10.2, 10.3, 10.6, 10.7 or 11.1 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty (30) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by written notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     10.9 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought delivered in accordance with this Agreement and specifying the factual basis of that claim in reasonable detail to the extent then known by such party.


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


     10.10 CERTAIN LIMITATIONS ON REPRESENTATIONS, WARRANTIES AND THE RIGHTS OF THE PARTIES

     (a) Each of the parties is sophisticated in business transactions and was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement, the events giving rise hereto and the Contemplated Transactions (collectively, the "DEAL"). Accordingly, each of the parties hereby acknowledges and agrees (on behalf of itself and its Affiliates) that:

          (i) No party has relied or will rely upon any written or oral information previously furnished to or discovered by it or its representatives (including without limitation any investment memorandum, data room information or oral or written information previously furnished by or on behalf of Sellers or any Acquired Company in connection with the Deal, including, without limitation, information furnished by Sellers, the Company, any Affiliate of any of the foregoing or any of their respective Representatives), other than this Agreement (including the Schedules hereto) and the closing documents executed and delivered by Sellers at the Closing;

          (ii) There are no representations or warranties by or on behalf of any party hereto, Sellers, the Company, any of their respective Affiliates or any Seller Representatives in respect of the Deal other than those expressly set forth in this Agreement; and

          (iii) Following the Closing, the parties' respective rights, obligations and remedies with respect to the Deal will be solely as set forth in this Section 10.

     (b) The representations and warranties made in this Agreement by Sellers will be deemed for all purposes to be qualified by the disclosures made in the Schedules to this Agreement and any supplement thereto, regardless of whether in the case of any particular representation or warranty such representation or warranty refers to the specific Schedule in which the disclosure is made or to any other Schedule hereof.

     (c) As between any Seller and any of their Representatives, on the one hand, and Buyer and any Affiliate thereof (collectively, the "BUYER COMPANIES"), on the other hand, following the Closing, the rights and obligations set forth in this Section 10 will be the sole and exclusive rights, obligations and remedies with respect to the Deal. Without limiting the generality or effect of the foregoing, as a material inducement to the other parties hereto entering into this Agreement, and in light of, among other factors, the acknowledgments contained in Sections 10.10(a) and 10.10(b) hereof, each of the parties to this Agreement hereby (i) waives any claim or cause of action that it otherwise might assert, including, without limitation, under the common law (including, without limitation, common law fraud, constructive fraud, negligent representation and similar theories) or federal or state securities (including, without limitation, Rule 10b-5 under the Exchange Act), trade regulation, environmental or other Laws, by reason of the Deal, except for claims or causes of action brought under and subject to the terms, conditions and limitations of this Section 10 and (ii) agrees that, regardless of the foregoing provisions, no party will have any liability or obligation in respect of any claim or cause of action that is or may be brought in respect of the Deal except in respect of an indemnifiable Damage, and then only to the extent expressly provided in this
Section 10.

     (d) Without limiting the generality or effect of any other provision hereof, Buyer hereby expressly acknowledges and agrees on behalf of each of the Buyer Companies that, regardless of the facts and circumstances, (i) no Representative of any Seller had, has or will have any duty to any Buyer Company in connection with the Deal and (ii) no Buyer Company has any right to recovery against any Representative of any Seller in respect of the Deal on any theory, whether for alleged breach of contract, negligent misrepresentation, actual or constructive fraud, federal or state securities or other laws or otherwise.

11.  ADDITIONAL AGREEMENTS

     11.1 TAX MATTERS

     (a) LIABILITY FOR TAXES.

          (i) Sellers shall be jointly and severally liable for and pay, and pursuant to Section 11.1(b) agree to indemnify and hold harmless Buyer, the Acquired Companies and their respective Affiliates (the "BUYER GROUP MEMBERS") against any and all Taxes (A) imposed on any of the Acquired Companies or Buyer pursuant to Treas. Reg. Section 1.1502-6 or similar provision of state or local law, or (B) imposed on any of the Acquired Companies, or for which any of them may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period (as defined below), the portion of such Straddle Period ending on and including the Closing Date; provided, however, that Sellers shall not be liable for or pay, and do not agree to indemnify and hold harmless each Buyer Group Member from and against, (X) any Taxes that result from Buyer, any Affiliate of Buyer or any of the Acquired Companies engaging in any activity or transaction that would cause the transactions contemplated by this Agreement to be treated as a purchase or sale of assets of the Acquired Companies for federal, state or local Tax purposes, (Y) any Taxes imposed on any of the Acquired Companies, or for which any of them may otherwise be liable, as a result of transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Treas. Reg. Section 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing, and (Z) any Taxes required by law to have been withheld or collected for payment on or prior to the Closing Date, are payable after the Closing Date, have been duly withheld and collected, and which have been accrued, reserved against or otherwise entered on the books and records of any of the Acquired Companies as of the Closing Date (Taxes described in this proviso, are hereinafter referred to as "EXCLUDED TAXES"). Buyer and Sellers agree that, with respect to any transaction described in clause (Y) of the preceding sentence, the Acquired Companies and all persons related to any of the Acquired Companies under Section 267(b) of the IRC immediately after the Closing shall treat the transaction for all federal income Tax purposes (in accordance with Treas. Reg. Section 1.1502-76(b)(1)(ii)(B)), and (to the extent permitted) for other income Tax purposes, as occurring at the beginning of the day following the Closing Date. Sellers shall be entitled to any refund of (or credit for) Taxes allocable to any taxable year or period that ends on or before the Closing Date and, with respect to any taxable period that begins prior to the Closing Date and ends after the Closing Date (each such period, a "STRADDLE PERIOD"), the portion of such Straddle Period ending on and including the Closing Date.

          (ii) Buyer shall be liable for and pay, and pursuant to Section 10.3 agrees to indemnify and hold harmless each Seller from and against, (A) any and all Taxes imposed on any of the Acquired Companies, or for which any of them may otherwise be liable, for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and (B) Excluded Taxes. Except as otherwise provided herein, Buyer shall be entitled to any refund of (or credit for) Taxes allocable to any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

          (iii) For purposes of Sections 11.1(a)(i) and 11.1(a)(ii), whenever it is necessary to determine the liability for Taxes of any of the Acquired Companies for a Straddle Period, the determination of the Taxes of such Acquired Company for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit of such Acquired Company for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of such Acquired Company were closed at the close of the Closing Date, provided, however, that (A) transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Treas. Reg. Section 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date and (B) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis. Notwithstanding the foregoing provisions of this Section 11.1(a)(iii), if the transactions contemplated by this Agreement result in the reassessment of the value of any property owned by an Acquired Company for property Tax purposes, or the imposition of any property Taxes at a rate which is different than the rate that would have been imposed if such transactions had not occurred, then
     (Y) the portion of such property Taxes for the portion of the Straddle Period ending on and including the Closing Date shall be determined on a daily basis, using the assessed value and Tax rate that would have applied had such transactions not occurred, and (Z) the portion of such property Taxes for the portion of such Straddle Period beginning after the Closing Date shall be the total property Taxes for the Straddle Period minus the amount described in clause (Y) of this sentence.

          (iv) If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return, there is any change after the Closing Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which Sellers would otherwise be liable pursuant to Section 11.1(a)(i), and such change results in a decrease in the Tax liability of an Acquired Company, Buyer or any Affiliate or successor of any thereof for any taxable year or period beginning after the Closing Date or for the portion of any Straddle Period beginning after the Closing Date, Sellers shall not be liable pursuant to Section 11.1(a)(i) with respect to such increase to the extent of such decrease (and, to the extent such increase in Tax liability is paid to a taxing authority by Sellers or any Affiliate thereof, Buyer shall pay Sellers an amount equal to such decrease).

          (v) Notwithstanding anything herein to the contrary, Buyer shall pay, and agree to indemnify and hold Sellers and the Acquired Companies harmless from and against any and all real property transfer or gains Taxes, sales Taxes, use Taxes, stamp Taxes, stock transfer Taxes, or other similar Taxes imposed on the transactions contemplated by this Agreement.

     (b) TAX RETURNS.

          (i) Sellers shall timely file or cause to be timely filed when due (taking into account all extensions property obtained) all Tax Returns that are (A) required to be filed by or with respect to the Acquired Companies for taxable years or periods ending on or before the Closing Date (in the case of income, franchise and similar Tax Returns required to be filed by or with respect to the Acquired Companies as well as Tax Returns required to be filed by or with respect to the Acquired Companies on a combined, consolidated or unitary basis with Sellers or any Affiliate thereof) or (B) due on or before the Closing Date (with respect to other Tax Returns), and in each case Sellers shall remit or cause to be remitted any Taxes due in respect of such Tax Returns, and Buyer shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all other Tax Returns that are required to be filed by or with respect to the Acquired Companies and Buyer shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. With respect to Tax Returns to be filed by Buyer pursuant to the preceding sentence that relate to taxable years or periods ending on or before the Closing Date or that relate to any Straddle Period (Y) such Tax Returns shall be filed in a manner consistent with past practice and no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in prior periods in filing such Tax Returns (including, without limitation, any such position, election or method which would have the effect of accelerating income to periods for which Sellers are liable or deferring deductions to periods for which Buyer is liable) and (Z) such Tax Returns shall be submitted to Sellers not later than 30 days prior to the due date for filing such Tax Returns (or, if such due date is within 45 days following the Closing Date, as promptly as practicable following the Closing Date) for review and approval by Sellers, which approval may not be unreasonably withheld, but may in all cases be withheld if such Tax Returns were not prepared in accordance with clause
     (Y) of this sentence. Sellers or Buyer shall pay the other party for the Taxes for which Sellers or Buyer, respectively, is liable pursuant to
     Section 11.1(a) but which are payable with any Tax Return to be filed by the other party pursuant to this Section 11.1(b) upon the written request of the party entitled to payment, setting forth in detail the computation of the amount owed by Sellers or Buyer, as the case may be, but in no event earlier than 10 business days prior to the due date for paying such Taxes.

          (ii) None of Buyer or any Affiliate of Buyer shall, or shall cause or permit any Acquired Company to, amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to any Acquired Company with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of Sellers, which consent may be withheld in the sole discretion of Sellers.

          (iii) Buyer shall promptly cause the Acquired Companies to prepare and provide to Sellers a package of Tax information materials, including, without limitation, schedules and work papers (the "TAX PACKAGE") required by Sellers to enable Sellers to prepare and file all Tax Returns required to be prepared and filed by it pursuant to Section 11.1(b)(i). The Tax Package shall be completed in accordance with past practice, including past practice as to providing such information and as to the method of computation of separate taxable income or other relevant measure of income of the Acquired Companies. Buyer shall cause the Tax Package to be delivered to Sellers within 45 days after the Closing Date.

     (c)  CONTEST PROVISIONS.

          (i) Buyer shall promptly notify Sellers in writing upon receipt by Buyer, any of its Affiliates, or the Acquired Companies of written notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which Sellers may be liable pursuant to this Section 11.1.

          (ii) Sellers shall have the sole right to represent the interests of the Acquired Companies in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date or otherwise relating to Taxes for which Sellers may be liable pursuant to this Section 11.1, and to employ counsel of their choice at their expense. In the case of a Straddle Period, Sellers shall be entitled to participate at their expense in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on and including the Closing Date and, with the written consent of Buyer, and at Sellers' sole expense, may assume the entire control of such audit or proceeding. None of Buyer, any of its Affiliates or the Acquired Companies may settle any Tax claim for any Taxes for which Sellers may be liable pursuant to Section 11.1(a), without the prior written consent of Sellers, which consent may be withheld in the sole discretion of Sellers.

     (d) ASSISTANCE AND COOPERATION.

     After the Closing Date, each of Sellers and Buyer shall (and shall cause their respective Affiliates to):

          (i) assist the other party in preparing any Tax Returns that such other party is responsible for preparing and filing in accordance with
     Section 11.1(b);

          (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Acquired Companies;

          (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Acquired Companies;

          (iv) provide timely notice to the other in writing of any pending or Threatened Tax audits or assessments of the Acquired Companies for taxable periods for which the other may have a liability under this Section 11.1;

          (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period;

          (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 11.1(a)(v) (relating to sales, transfer and similar Taxes); and

          (vii) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Section 11.1.

     11.2 NON-COMPETITION BY SELLERS

     In furtherance of the transactions contemplated by this Agreement and to more effectively protect the value and good will of the Acquired Companies to be acquired hereunder, Sellers, jointly and severally, covenant and agree that for a period ending on the fourth anniversary of the Closing Date, neither Sellers nor any of their respective Affiliates will, anywhere in North America or Mexico,

     (a) directly or indirectly (whether as principal, agent, dealer, distributor, independent contractor, partner or otherwise) own, manage, operate, control, participate in, or otherwise engage in the Filtration
Products/Filtration Services Business; provided, however, that the foregoing shall not prohibit Sellers and their Affiliates from providing or otherwise engaging in the Excepted Services under the following circumstances:

          (i) Excepted Services shall be provided only to customers of the General Industrial Cleaning Business and only for and to equipment of such customers cleaned by Sellers or their Affiliates in the ordinary course of such General Industrial Cleaning Business;

          (ii) Sellers and their Affiliates shall not solicit opportunities to provide Excepted Services and Excepted Services shall not be provided by Sellers or their Affiliates except upon the request of a customer of the General Industrial Cleaning Business; and

          (iii) subject to the provisions of Section 11.8 hereof, any filtration products or equipment utilized in the course of providing the Excepted Services shall be acquired by Sellers or their Affiliates only from (A) the customer to which such Excepted Services are provided or (B) the Acquired Companies.

     (b) induce or attempt to persuade any employee, agent or customer of any of the Acquired Companies to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with any of the Acquired Companies.

     Notwithstanding the foregoing, nothing set forth in this Section 11.2 shall prohibit Sellers or their Affiliates from owning not in excess of 5% of the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or reported on the National Association of Securities Dealers Automated Quotations System. Without limiting the right of Buyer to pursue any and all legal and equitable remedies available to it for violation of this Section 11.2 by Sellers or any of their respective Affiliates, it is agreed that other remedies cannot fully compensate Buyer for such a violation and that Buyer shall be entitled to injunctive relief to prevent any violation or continuing violation hereof.

     11.3 NON-COMPETITION BY BUYER

     In furtherance of the transactions contemplated by this Agreement and as a substantial inducement to Sellers to enter into this Agreement, Parent and Buyer Sub, jointly and severally, covenant and agree that for a period ending on the fourth anniversary of the Closing Date, the Buyer Group shall not, anywhere in North America or Mexico,

     (a) directly or indirectly (whether as principal, agent, dealer, distributor, independent contractor, partner or otherwise) own, manage, operate, control, participate in, or otherwise engage in the General Industrial Cleaning Business; provided, however, that the foregoing shall not prohibit or restrict the Buyer Group from cleaning customers' equipment for or to which any of them provides filtration products or filtration Change-out services as part of or incidental to their respective conduct of the Filtration Products/Filtration Services; or

     (b) induce or attempt to persuade any employee, agent or customer of Sellers or any of their respective Affiliates to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with any of Sellers or their respective Affiliates.

     Notwithstanding the foregoing, nothing set forth in this Section 11.3 shall prohibit Buyer or its Affiliates from owning not in excess of 5% of the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or reported on the National Association of Securities Dealers Automated Quotations System. Without limiting the right of Sellers to pursue any and all legal and equitable remedies available to them for violation of this Section 11.3 by Buyer or any of its respective Affiliates, it is agreed that other remedies cannot fully compensate Sellers for such a violation and that Sellers shall be entitled to injunctive relief to prevent any violation or continuing violation hereof.

     11.4 AUTOMATIC MODIFICATION

     It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce Section 11.2 or 11.3, any term, restriction, covenant or promise in Section 11.2 or 11.3, is found to be unreasonable and for that reasons unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

     11.5 ASSUMPTION OF VEHICLE LEASES

     To the extent that any of the vehicle leases listed on SCHEDULE 11.5 of this Agreement have not been assigned to and assumed by an Acquired Company prior to Closing, Buyer hereby covenants and agrees to assume any and all obligations with respect to such vehicle leases as of the Closing Date and agrees to indemnify and hold Sellers and their Affiliates harmless with respect to such vehicle leases as of the Closing Date.

     11.6 LICENSE

     Notwithstanding anything to the contrary set forth in this Agreement, Sellers hereby grant to Buyer, for the 30 days immediately following the Closing Date, a non-exclusive license (the "LICENSE") to use the names "MPW" and "MPW Filtration Management Services Corp." and all trademarks and service marks with respect thereto, solely in connection with the operation of the business of the Acquired Companies. In consideration of the License, Buyer shall (a) pay Sellers a royalty pursuant to, and shall comply with, the terms and conditions of the License Agreement; provided, however, that the royalty payable by the Acquired Companies pursuant to the License Agreement for such 30-day period shall be equal to $100,000, and (b) promptly after the Closing (but not later than 30 days after the Closing Date) change the registered name of each Acquired Company in the jurisdiction of its incorporation or organization and each jurisdiction in which it is qualified to do business to a name that does not include "MPW" or any words or phrases that can be reasonably confused with "MPW". Sellers covenant and agree that, for period beginning on the 30-day anniversary of the Closing Date and ending on the six-month anniversary of the Closing Date, Sellers will not institute any action against Buyer or the Acquired Companies for any inadvertent or inconsequential use of the names "MPW" and "MPW Filtration Management Services Corp." (or for any compensation therefore) and all trademarks and service marks with respect thereto.

     11.7 CONTINUING RELATIONSHIP

     From the Closing Date until the five-year anniversary of the Closing Date, in the event that any customer in North America or Mexico of the Buyer Group shall request that any of them provide General Industrial Cleaning Services to such customer, directly or indirectly, Buyer Group shall forward such request in writing to Group prior to any notification by Buyer Group to any other supplier of such services. In the event that Sellers or any of their respective Affiliates have not entered into a contract with such customer or Buyer Group to provide such services within 30 days of its receipt of such notice, Buyer Group shall be entitled to offer or refer such business to any competitor of Sellers and their Affiliates. Requests by a customer that Buyer Group clean such customers' equipment for or to which any of them has provided filtration products or filtration Change-out services as part of its Filtration Products/Filtration Services shall not be subject to this Section 11.7.

     11.8 FILTRATION PRODUCTS

     From and after the Closing Date until the four year anniversary of the Closing Date, Buyer hereby covenants and agrees to cause the Acquired Companies to acquire for and sell to Sellers and their Affiliates all filtration products and equipment reasonably required by them in order to provide the Excepted Services (whether or not Buyer or one of its Affiliates manufactures such filtration products or equipment); provided, however, that such Excepted Services have been provided in accordance with Section 11.2 hereof and the prices charged to and paid by Sellers or their Affiliates for such filtration products and equipment shall be equal to the distributor prices therefor less any volume discount to which Sellers or their Affiliates may be entitled by reason of the volume of their purchases.

     11.9 EMPLOYEE BENEFITS

     (a) Except as provided in the following sentence, Buyer shall take any necessary action so that each person who is an employee of one of the Acquired Companies on the Closing Date shall remain an employee of such Acquired Company as of the Closing Date (a "RETAINED EMPLOYEE"). Nothing in this Agreement shall create any obligation on the part of Buyer or the Acquired Companies to continue the employment of any Retained Employee for any definite period following the Closing Date.

     (b) As of the Closing Date, all Retained Employees shall cease the active participation in all ERISA Benefit Plans and Non-ERISA Commitments that are maintained by either of the Sellers or their Affiliates for employees of the Acquired Companies.

     (c) Sellers shall be responsible for all liabilities and for payment of all covered claims for benefits (including, but not limited to, medical, dental, life insurance and disability), and related expenses, incurred prior to the Closing Date by any employee of the Acquired Companies (including Retained Employees) under the Non-ERISA Commitments or any other plans maintained by Sellers, whether or not a claim for such benefits has been filed prior to the Closing Date, and Buyer shall not assume nor shall the Acquired Companies be responsible for any liability with respect to such claims or expenses. In addition, Seller shall retain the obligation and liability for any workers' compensation or similar workers' protection claims with respect to any employee of the Acquired Companies (including Retained Employees), whether incurred prior to, on or after the Closing Date that are the result of an injury or illness originating prior to or on the Closing Date.

     (d) Sellers shall be solely responsible for providing, in accordance with applicable Legal Requirements, health care continuation coverage under COBRA and comparable state law to employees of the Acquired Companies (and their covered dependents) who terminated employment with the Acquired Companies prior to the Closing Date and Buyer shall have no responsibility for providing such coverage.


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


12.  GENERAL PROVISIONS

     12.1 EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     12.2 PUBLIC ANNOUNCEMENTS

     Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Sellers and Buyer mutually agree. Unless consented to in writing by Sellers and Buyer in advance or required by Legal Requirements, prior to the Closing, the parties shall, and shall cause their respective Representatives to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions.

     12.3 CONFIDENTIALITY

     Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions or (c) the furnishing or use of such information is required by legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy all such written information.

     12.4 NOTICES

     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         Sellers:                   MPW Industrial Services Group, Inc.
                                    9711 Lancaster Road, S.E.
                                    Hebron, Ohio  43025
                                    Attention: Richard R. Kahle
                                    Facsimile No.: (740) 928-1086

         with a copy to:            Jones, Day, Reavis & Pogue
                                    1900 Huntington Center
                                    Columbus, Ohio  43215
                                    Attention: Randall M. Walters, Esq.
                                    Facsimile No.:  (614) 461-4198

         Buyer:                     Clarcor Filtration Products, Inc.
                                    2323 Sixth Street
                                    Rockford, Illinois  61125
                                    Attention: David J. Boyd, Esq.
                                    Facsimile No.: 815-962-8564

     12.5 JURISDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Ohio, Licking County or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Ohio, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     12.6 FURTHER ASSURANCES

     From and after the Closing, the parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. During the two-year period immediately after the Closing Date, Sellers shall, upon the reasonable request of Buyer, provide Buyer and the Company with reasonable access to all historical information of the Acquired Companies contained on the data bases maintained by Sellers or their Affiliates on the date hereof. From and after the Closing and upon Sellers' reasonable request, Buyer agrees to provide Sellers and their Representatives access to such records and information of the Acquired Companies as may be necessary in connection with any audit, litigation or other investigation.

     12.7 WAIVER

     Unless otherwise provided in this Agreement, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     12.8 ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all of the parties hereto.

     12.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights (but not its obligations) under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     12.10 SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     12.11 SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     12.12 TIME OF ESSENCE

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     12.13 GOVERNING LAW

     This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

     12.14 COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



   [THIS SPACE INTENTIONALLY LEFT BLANK -- SIGNATURE PAGE IMMEDIATELY FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER SUB:                                  SELLERS:

CLARCOR FILTRATION PRODUCTS, INC.           MPW INDUSTRIAL SERVICES GROUP, INC.


By:  /s/ Norman E. Johnson                  By:   /s/ Ira O. Kane
   --------------------------------            --------------------------------
Name:  Norman E. Johnson                    Name:   Ira O. Kane
     ------------------------------               -----------------------------
Title:  Chairman,  President & CEO          Title: President and COO
      -----------------------------               -----------------------------


PARENT:

CLARCOR INC.                                MPW MANAGEMENT SERVICES CORP.


By:   /s/ Norman E. Johnson                 By:   /s/ Ira O. Kane
    -------------------------------            --------------------------------
Name:  Norman E. Johnson                    Name:  Ira O. Kane
     ------------------------------              ------------------------------
Title:  Chairman,  President & CEO          Title:  President and COO
      -----------------------------               -----------------------------